As filed with the Securities and Exchange Commission on April 21, 2014.

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

KANSAS CITY SOUTHERN*

(Exact name of registrant as specified in its charter)

Delaware	4011	44-0663509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

THE KANSAS CITY SOUTHERN RAILWAY COMPANY*

(Exact name of registrant as specified in its charter)

*And the Guarantors listed below

Missouri	4011	44-6000758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

427 West 12th Street

Kansas City, Missouri 64105

816-983-1303

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

William J. Wochner, Esq. Kansas City Southern 427 West 12th Street Kansas City, Missouri 64105 816-983-1324	Gary Kashar Jason Emala White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
4.30% Senior Notes due 2043	$450,000,000	100%	$450,000,000	$57,960
Guarantees of 4.30% Senior Notes due 2043	(2)	(2)	(2)	(2)
3.85% Senior Notes due 2023	$200,000,000	100%	$200,000,000	$25,760
Guarantees of 3.85% Senior Notes due 2023	(3)	(3)	(3)	(3)
Total	$650,000,000	N/A	$650,000,000	$83,720

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act of 1933, as amended.
(2)	No separate consideration will be received for the guarantees of the 4.30% Senior Notes due 2043 being registered hereby. In accordance with Rule 457(n) promulgated under the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees.
(3)	No separate consideration will be received for the guarantees of the 3.85% Senior Notes due 2023 being registered hereby. In accordance with Rule 457(n) promulgated under the Securities Act of 1933, as amended, no registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant*	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Gateway Eastern Railway Company	Illinois	37-1301047
The Kansas City Northern Railway Company	Delaware	43-1773503
Trans-Serve, Inc.	Delaware	43-0865086
KCS Holdings I, Inc.	Delaware	26-1816530
KCS Ventures I, Inc.	Delaware	26-1816446
Southern Development Company	Missouri	44-6005843
Southern Industrial Services, Inc.	Delaware	36-3499535
Veals, Inc.	Delaware	43-0811880
Pabtex, Inc.	Delaware	43-1915233

*	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Kansas City Southern, 427 West 12th Street, Kansas City, Missouri, 64105, Telephone (816) 983-1303.

The information in this prospectus is not complete and may be changed. We may not exchange the outstanding notes until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. We are not making offers to exchange outstanding notes in any jurisdiction where the exchange offers are not permitted, and will not accept surrenders for exchange from holders in any such jurisdiction.

Subject to Completion, Dated April 21, 2014

Prospectus

The Kansas City Southern Railway Company

Offer to Exchange

Up to $450,000,000 4.30% Senior Notes due 2043 and the related guarantees,

which have been registered under the Securities Act of 1933, as amended,

for

any and all of its outstanding unregistered

4.30% Senior Notes due 2043 and related guarantees

and

Offer to Exchange

Up to $200,000,000 3.85% Senior Notes due 2023 and the related guarantees,

which have been registered under the Securities Act of 1933, as amended,

for

any and all of its outstanding unregistered

3.85% Senior Notes due 2023 and related guarantees

We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal: (i) up to $450,000,000 in aggregate principal amount of our new 4.30% Senior Notes due 2043 (the “2043 Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of our outstanding unregistered 4.30% Senior Notes due 2043 (the “Outstanding 2043 Notes”) and (ii) up to $200,000,000 in aggregate principal amount of our new 3.85% Senior Notes due 2023 (the “2023 Exchange Notes” and, together with the 2043 Exchange Notes, the “Exchange Notes”), which have been registered under the Securities Act, for any and all of our outstanding unregistered 3.85% Senior Notes due 2023 (the “Outstanding 2023 Notes” and, together with the Outstanding 2043 Notes, the “Outstanding Notes”; and, the Outstanding Notes, together with the Exchange Notes, the “Notes”).

Upon completion of the exchange offers, we may redeem any Outstanding Notes that were not exchanged in the exchange offers in an amount up to 2% of the original aggregate principal amount of the applicable series of Outstanding Notes issued at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any.

The Exchange Offers

•	We hereby offer to exchange all Outstanding Notes that are validly tendered and not validly withdrawn for an equal principal amount of applicable Exchange Notes which we have registered under the Securities Act.

•	The exchange offers will expire at 5:00 p.m., New York City time, on , 2014 (the “Expiration Date”), unless extended by us.

•	You may withdraw tenders of Outstanding Notes at any time prior to the Expiration Date of the applicable exchange offer.

•	The terms of each series of Exchange Notes are identical in all material respects to the terms of the applicable series of Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the Exchange Notes.

•	The exchange of Outstanding Notes for Exchange Notes will not be a taxable transaction for U.S. federal income tax purposes. You should see the discussion in the section entitled “Material Federal Income Tax Considerations” for more information.

•	Outstanding Notes that are not exchanged will remain outstanding, but will not have further registration rights.

•	We will not receive any proceeds from the exchange offers.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

See “Risk Factors” beginning on page 11 of this prospectus for a discussion of risks you should consider before participating in the exchange offers.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved the notes to be distributed in the exchange offers, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2014.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context requires otherwise, references to “KCS” mean Kansas City Southern and its consolidated subsidiaries, including KCSR, references to “KCSR,” “we” or the “Issuer” mean The Kansas City Southern Railway Company, the principal domestic subsidiary of KCS, and its consolidated subsidiaries, and references to the “Guarantors” refer to KCS and each of its current and future domestic subsidiaries that guarantee the Notes.

We have not authorized anyone to provide you with information other than that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are making the exchange offers only in jurisdictions where such offers are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of the document incorporated herein by reference.

This prospectus incorporates by reference important business and financial information about KCS from documents filed with the SEC that have not been included herein or delivered herewith. This information is available without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement, of which this prospectus forms a part, may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. This information is also available without charge at the website that the SEC maintains at www.sec.gov. In addition, you may request copies of the documents incorporated by reference in this prospectus from us, without charge, by written or oral request directed to Kansas City Southern, Attention: Corporate Secretary, 427 West 12th Street, Kansas City, Missouri 64105, telephone (816) 983-1000, or on our website at www.kcsouthern.com. The information contained on or that can be accessed through our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated in, and is not a part of, this prospectus, and you should not rely on any such information in connection with your decision to exchange your Outstanding Notes for Exchange Notes. To obtain timely delivery of documents or information, we must receive your request no later than five business days before the Expiration Date of the exchange offers.

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Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. KCSR has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

We have not provided guaranteed delivery provisions in connection with the exchange offers. You must tender your Outstanding Notes in accordance with the procedures set forth herein.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements that are not based upon historical information and involve risks and uncertainties. You can identify these forward-looking statements by the use of such verbs as “expects,” “anticipates,” “believes” or similar verbs or conjugations of such verbs. Such forward-looking statements are based upon information currently available to KCS’s management and KCS’s management’s perception thereof as of the date of this prospectus. However, such statements are dependent on and, therefore, can be influenced by, a number of external variables over which KCS’s management has little or no control, including:

•	fluctuations in the market price for KCS’s common stock;

•	KCS’s dividend policy and limitations on its ability to pay dividends on its common stock;

•	KCS’s potential need for and ability to obtain additional financing;

•	KCS’s ability to successfully implement its business strategy, including the strategy to convert customers from using trucking services to rail transportation services;

•	the impact of competition, including competition from other rail carriers, trucking companies and maritime shippers in the United States and Mexico;

•	United States, Mexican and global economic, political and social conditions;

•	the effects of the North American Free Trade Agreement, or NAFTA, on the level of trade among the United States, Mexico and Canada;

•	uncertainties regarding the litigation KCS faces and any future claims and litigation;

•	the effects of employee training, stability of the existing information technology systems, technological improvements and capital expenditures on labor productivity, operating efficiencies and service reliability;

•	the adverse impact of any termination or revocation of Kansas City Southern de México, S.A. de C.V.’s (“KCSM”) Concession by the Mexican government;

•	legal or regulatory developments in the United States, Mexico or Canada;

•	KCS’s ability to generate sufficient cash, including its ability to collect on its customer receivables, to pay principal and interest on its debt, meet its obligations and fund its other liquidity needs;

•	the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities KCS carries;

•	material adverse changes in economic and industry conditions, including the availability of short and long-term financing, both within the United States and Mexico and globally;

•	natural events such as severe weather, fire, floods, hurricanes, earthquakes or other disruptions to KCS’s operating systems, structures and equipment or the ability of customers to produce or deliver their products;

•	market and regulatory responses to climate change;

•	disruption in fuel supplies, changes in fuel prices and KCS’s ability to assess fuel surcharges;

•	KCS’s ability to attract and retain qualified management personnel;

•	changes in labor costs and labor difficulties, including work stoppages affecting either operations or customers’ abilities to deliver goods for shipment;

•	credit risk of customers and counterparties and their failure to meet their financial obligations;

•	the outcome of claims and litigation, including those related to environmental contamination, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes;

•	acts of terrorism, violence or crime or risk of such activities;

•	war or risk of war;

•	political and economic conditions in Mexico and the level of trade between the United States and Mexico;

•	legislative, regulatory, or legal developments involving taxation, including enactment of new foreign, federal or state income or other tax rates, revisions of controlling authority, and the outcome of tax claims and litigation; and

•	other factors described or incorporated by reference in this prospectus.

You are strongly encouraged to consider these factors when evaluating forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the timing when, or by which, such performance or results will be achieved. As a result, actual outcomes or results could materially differ from those indicated in forward-looking statements. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that KCS files with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below that have previously been filed, and any future filings KCS makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the Expiration Date, other than portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K.

•	KCS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	KCS’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014;

•	KCS’s Current Reports on Form 8-K filed on February 26, 2014 and March 6, 2014; and

•	KCS’s Definitive Proxy Statement filed on March 31, 2014.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference in this prospectus, without charge, by written or oral request directed to Kansas City Southern, Attention: Corporate Secretary, 427 West 12th Street, Kansas City, Missouri 64105, telephone (816) 983-1000, or on our website at www.kcsouthern.com, or from the SEC through the SEC’s website at the web address provided in the section entitled “Where You Can Find More Information.” Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

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SUMMARY

This summary highlights information about KCSR, KCS and the exchange offers. Because it is a summary, it does not contain all the information that you should consider before tendering Outstanding Notes for exchange and KCS and KCSR urge you to read this entire prospectus carefully, including the “Risk Factors” section and the information and documents incorporated by reference herein, including KCS’s financial statements and notes thereto, before deciding to tender Outstanding Notes for exchange.

Our Company

KCS is a holding company with domestic and international rail operations in North America that are strategically focused on the growing north/south freight corridor connecting key commercial and industrial markets in the central United States with major industrial cities in Mexico. KCS had approximately 6,260 employees on December 31, 2013. KCSR, which was founded in 1887, is a U.S. Class I railroad. KCSR serves a ten-state region in the midwest and southeast regions of the United States and has the shortest north/south rail route between Kansas City, Missouri and several key ports along the Gulf of Mexico in Alabama, Louisiana, Mississippi, and Texas.

KCS controls and owns all of the stock of KCSM. Through its 50-year concession from the Mexican government, or the Concession, which could expire in 2047 unless extended, KCSM operates a key commercial corridor of the Mexican railroad system and has as its core route the most strategic portion of the shortest, most direct rail passageway between Mexico City and Laredo, Texas. KCSM serves most of Mexico’s principal industrial cities and three of its major seaports. KCSM’s rail lines provide exclusive rail access to the United States and Mexico border crossing at Nuevo Laredo, Tamaulipas, the largest rail freight interchange point between the United States and Mexico. Under the Concession, KCSM has the right to control and operate the southern half of the rail bridge at Laredo, Texas, which spans the Rio Grande River between the United States and Mexico. KCS also controls the northern half of this bridge through its ownership of Mexrail, Inc., or Mexrail.

KCSM provides exclusive rail access to the Port of Lazaro Cardenas on the Pacific Ocean. The Mexican government is developing the port at Lazaro Cardenas principally to serve Mexican markets and as an alternative to the U.S. west coast ports for Asian and South American traffic bound for North America.

KCS wholly owns Mexrail which, in turn, wholly owns The Texas Mexican Railway Company, or Tex-Mex. Tex-Mex owns a 157-mile rail line extending from Laredo, Texas to the port city of Corpus Christi, Texas, which connects the operations of KCSR with KCSM. Through its ownership of Mexrail, KCS owns the northern half of the rail bridge at Laredo, Texas.

KCS’s coordinated rail network (consisting of KCSR, KCSM and Tex-Mex) comprises approximately 6,400 route miles extending from the midwest and southeast portions of the United States south into Mexico and connects with all other Class I railroads, providing shippers with an effective alternative to other railroad routes and giving direct access to Mexico and the southeast and southwest United States through alternate interchange hubs.

Panama Canal Railway Company, or PCRC, an unconsolidated joint venture company owned equally by KCS and Mi-Jack Products, Inc., or Mi-Jack, was awarded a concession from the Republic of Panama to reconstruct and operate the Panama Canal Railway, a 47-mile railroad located adjacent to the Panama Canal that provides international container shipping companies with a railway transportation option in lieu of the Panama Canal. The concession was awarded in 1998 for an initial term of 25 years with an automatic renewal for an additional 25 year term. The Panama Canal Railway is a north-south railroad traversing the Isthmus of Panama between the Atlantic and Pacific Oceans. PCRC’s wholly-owned subsidiary, Panarail Tourism Company, or Panarail, operates and promotes commuter and tourist passenger service over the Panama Canal Railway.

KCS also owns seventy percent of Meridian Speedway, LLC, or MSLLC, a consolidated affiliate that owns the former KCSR rail line between Meridian, Mississippi and Shreveport, Louisiana, which is the portion of the KCSR rail line between Dallas, Texas and Meridian known as the “Meridian Speedway.” Norfolk Southern Corporation, or NS, through its wholly-owned subsidiary, The Alabama Great Southern Railroad Company, owns the remaining thirty percent of MSLLC.

Our Corporate Information

Our principal executive offices are located at: 427 West 12th Street, Kansas City, Missouri 64105. Our telephone number is (816) 983-1000 and we have a website accessible at www.kcsouthern.com. The information posted on our website is not incorporated into this prospectus and is not part of this prospectus.

SUMMARY DESCRIPTION OF THE EXCHANGE OFFERS

THE FOLLOWING SUMMARY IS PROVIDED SOLELY FOR YOUR CONVENIENCE. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE. YOU SHOULD READ THE FULL TEXT AND MORE SPECIFIC DETAILS CONTAINED ELSEWHERE IN THIS PROSPECTUS. FOR A MORE DETAILED DESCRIPTION OF THE EXCHANGE NOTES, SEE “DESCRIPTION OF 2043 EXCHANGE NOTES” AND “DESCRIPTION OF 2023 EXCHANGE NOTES.”

Exchange Offers	We are offering to issue:

(i)	up to $450.0 million aggregate principal amount of the 2043 Exchange Notes in exchange for a like principal amount of the 2043 Outstanding Notes to satisfy our obligations under the registration rights agreement, dated as of April 29, 2013, among KCSR, the Guarantors, and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley and Co. LLC, as representatives (the “Representatives”), of certain initial purchasers (the “2043 Registration Rights Agreement”), that was executed when the 2043 Outstanding Notes were issued in a transaction conducted in reliance upon the exemptions from registration provided by Rule 144A and Regulation S promulgated under the Securities Act; and

(ii)	up to $200.0 million aggregate principal amount of 2023 Exchange Notes in exchange for a like principal amount of the 2023 Outstanding Notes to satisfy our obligations under the registration rights agreement, dated as of October 29, 2013, among KCSR, the Guarantors and the Representatives (the “2023 Registration Rights Agreement” and, together with the 2043 Registration Rights Agreement, the “Registration Rights Agreements”), that was executed when the 2023 Outstanding Notes were issued in a transaction conducted in reliance upon the exemptions from registration provided by Rule 144A and Regulation S promulgated under the Securities Act.

Expiration Date	The exchange offers will expire on the Expiration Date, unless extended by us in our sole discretion. We may extend either of the exchange offers without extending the other exchange offer.

Withdrawal; Non-Acceptance

You may withdraw any Outstanding Notes tendered in the exchange offers at any time prior to the applicable Expiration Date. If we decide for any reason not to accept any Outstanding Notes tendered for exchange, the Outstanding Notes will be returned to the registered holder at our expense promptly after the applicable Expiration Date or termination of the applicable exchange offer. In the case of the Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s (as defined below) account at The Depository Trust Company (“DTC”), any withdrawn or unaccepted Outstanding Notes will be credited to the tendering holder’s account at DTC. For further information regarding the withdrawal of tendered Outstanding Notes, see the sections entitled “The Exchange Offers—Terms of the

Exchange Offers; Period for Tendering Outstanding Notes” and the “The Exchange Offers—Withdrawal Rights.”

Conditions to the Exchange Offers	Each of the exchange offers is subject to customary conditions, including the following:

•	the exchange offer does not violate applicable law or any applicable interpretations of the staff of the SEC;

•	the Outstanding Notes are validly tendered in accordance with the applicable exchange offer;

•	no action or proceeding would impair our ability to proceed with the exchange offer; and

•	any governmental approval has been obtained that we believe, in our sole discretion, is necessary for the completion of the exchange offer as outlined in this prospectus.

Procedures for Tendering the Outstanding Notes	You must do one of the following on or prior to the Expiration Date to participate in the exchange offers:

•	tender your Outstanding Notes by sending the certificates for your Outstanding Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to U.S. Bank National Association, as exchange agent (the “Exchange Agent”), at one of the addresses listed below in the section entitled “The Exchange Offers—Exchange Agent”; or

•	tender your Outstanding Notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an Agent’s Message (as defined below) instead of the letter of transmittal, to the Exchange Agent. In order for a book-entry transfer to constitute a valid tender of your Outstanding Notes in the applicable exchange offer, the Exchange Agent must receive a confirmation of book-entry transfer of your Outstanding Notes into its account at DTC prior to the Expiration Date. For more information regarding the use of book-entry transfer procedures, including a description of the required Agent’s Message, see the discussion below in the section entitled “The Exchange Offers—Book-Entry Transfers.”

We have not provided guaranteed delivery provisions in connection with the exchange offers. You must tender your Outstanding Notes in accordance with the procedures set forth in the section entitled “The Exchange Offers—Procedures for Tendering Outstanding Notes.”

Special Procedures for Beneficial Owners	If you are a beneficial owner whose Outstanding Notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Outstanding Notes in the exchange offers, you should promptly contact the person in whose name the Outstanding Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, prior to completing and executing the letter of transmittal and delivering your Outstanding Notes, you must either make appropriate arrangements to register ownership of the Outstanding Notes in your name or obtain a properly completed bond power from the person in whose name the Outstanding Notes are registered.

Material Federal Income Tax Considerations	The exchange of the Outstanding Notes for Exchange Notes in the exchange offers will not be a taxable transaction for United States federal income tax purposes. See the discussion in the section entitled “Material Federal Income Tax Considerations” for more information regarding the tax consequences to you of the exchange offers.

Use of Proceeds	We will not receive any proceeds from the exchange offers.

Exchange Agent	U.S. Bank National Association is the Exchange Agent for the exchange offers. You can find the address and telephone number of the Exchange Agent below in the section entitled “The Exchange Offers—Exchange Agent.”

Resales	Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the exchange offers may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the Exchange Notes in the applicable exchange offer in the ordinary course of your business; or

•	you are engaged in or intend to engage in, or have an arrangement or understanding with any person to participate in, the distribution, as defined in the Securities Act, of the Exchange Notes you will receive in the applicable exchange offer.

If any of the statements above apply to you, you cannot rely on the position of the SEC staff described above and you must, therefore, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange

Notes, unless an exemption from these requirements is available to you. In that case, if you transfer any Exchange Notes without delivering a prospectus that meets the requirements of the Securities Act or without an exemption from registration of your Exchange Notes from those requirements, you may incur liability under the Securities Act. We will not assume or indemnify you against that liability. In addition, the SEC has not considered the exchange offers in the context of its interpretive letters and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offers as in such other circumstances.

Broker-Dealer	Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of not Exchanging Outstanding Notes	If you do not exchange Outstanding Notes for Exchange Notes, you will not be able to offer, sell or otherwise transfer your Outstanding Notes except:

•	in compliance with the registration requirements of the Securities Act and any other applicable securities laws;

•	pursuant to an exemption from the securities laws; or

•	in a transaction not subject to the securities laws.

Outstanding Notes that remain outstanding after completion of the exchange offers will continue to bear a legend reflecting these restrictions on transfer. In addition, upon completion of the exchange offers, you will not be entitled to any rights to have the resale of Outstanding Notes registered under the Securities Act, and we currently do not intend to register under the Securities Act the resale of any Outstanding Notes that remain outstanding after the completion of the exchange offers. The transfer restrictions and the availability of Exchange Notes that are freely tradable could adversely affect the trading market for your Outstanding Notes.”

Upon completion of the exchange offers, we may redeem any Outstanding Notes that were not exchanged in the exchange offers in an amount up to 2% of the original aggregate principal amount of the applicable series of Outstanding Notes issued at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any.

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

The terms of the Exchange Notes and those of the Outstanding Notes are substantially identical, except that the transfer restrictions and registration rights relating to the Outstanding Notes do not apply to the Exchange Notes. For a more detailed description of the Exchange Notes, see the sections entitled “Description of 2043 Exchange Notes” and “Description of 2023 Exchange Notes.”

Issuer	The Kansas City Southern Railway Company

Securities Offered	2043 Notes: up to $450.0 million aggregate principal amount of 4.30% Senior Notes due 2043

2023 Notes: up to $200.0 million aggregate principal amount of 3.85% Senior Notes due 2023

Maturity Date	2043 Notes: May 15, 2043

2023 Notes: November 15, 2023

Interest Payment Dates	2043 Notes: May 15 and November 15, commencing May 15, 2014

2023 Notes: May 15 and November 15, commencing on May 15, 2014

Guarantees	The Exchange Notes will be jointly and severally guaranteed by KCS and each of its current and future domestic subsidiaries that guarantees KCSR’s credit facility or certain other debt of KCSR or a Guarantor. See “Description of 2043 Exchange Notes—Note Guarantees” and “Description of 2023 Exchange Notes—Note Guarantees.”

Ranking	The Exchange Notes will be:

•	KCSR’s unsecured senior obligations;

•	pari passu in right of payment with all of KCSR’s existing and future senior indebtedness;

•	senior in right of payment to all of KCSR’s subordinated indebtedness;

•	effectively subordinated to KCSR’s secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all liabilities of KCS’s subsidiaries (other than KCSR) that are not Guarantors.

The guarantees will be unsecured senior indebtedness of the applicable Guarantor, will rank pari passu in right of payment with all existing and future senior indebtedness of such Guarantor and will be senior in right of payment to all future subordinated obligations of such Guarantor. The guarantees also will be effectively subordinated to the secured indebtedness of KCS and its subsidiaries, if any, to the extent of the value of the assets securing such secured indebtedness.

As of March 31, 2014, KCS had total indebtedness of $2,057.2 million, consisting of (i) $881.9 million of senior indebtedness of KCSR, of which $61.3 million was secured indebtedness, (ii) $0.2 million of senior indebtedness of KCS and (iii) $1,175.1 million of senior indebtedness of subsidiaries of KCS (other than KCSR) that are not Guarantors.

Form and Denomination	The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	KCSR may redeem some or all of the Exchange Notes at any time and from time to time at the prices described under the heading “Description of 2043 Exchange Notes—Optional Redemption” and “Description of 2023 Exchange Notes—Optional Redemption,” as applicable.

Change of Control Repurchase Event	Upon a Change of Control Repurchase Event (as defined under “Description of 2043 Exchange Notes—Certain Definitions” and “Description of 2023 Exchange Notes—Certain Definitions”), KCSR will be required to make an offer to repurchase the applicable Exchange Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the applicable date of purchase. See “Description of 2043 Exchange Notes—Covenants—Change of Control Repurchase Event” and “Description of 2023 Exchange Notes—Covenants—Change of Control Repurchase Event.”

Covenants	The indentures under which the Exchange Notes will be issued contain a covenant that provides that none of KCS, KCSR or any of KCS’s significant subsidiaries that is a Guarantor will be permitted to create or permit any lien of any kind upon any stock or indebtedness of any of KCSR or any significant subsidiaries that are not Guarantors to secure certain indebtedness, unless all Outstanding Notes of the applicable series are secured equally and ratably with such indebtedness or unless the aggregate principal amount of such indebtedness then outstanding would not exceed 10% of KCS’s consolidated net assets. See “Description of 2043 Exchange Notes—Covenants—Limitation on Liens” and “Description of 2023 Exchange Notes—Covenants—Limitation on Liens.”

Governing Law	The indentures are, and the Exchange Notes will be, governed by New York law.

Taxation	For a summary of the U.S. federal income tax consequences of an investment in the Exchange Notes, see “Material Federal Income Tax Considerations.”

No Public Trading Market	The Exchange Notes are a new issue of securities, and there is currently no established trading market for the Exchange Notes. We do not intend to list the Exchange Notes offered hereby on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. We cannot assure you that an active trading market for the Exchange Notes will develop.

Risk Factors	Tendering your Outstanding Notes in the exchange offers involves risks. You should carefully consider the information in the section entitled “Risk Factors” in this prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected financial information presented below as of and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, was derived from, and is qualified by reference to, KCS’s audited consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus.

The selected financial information presented below as of and for the three months ended March 31, 2014 and 2013, was derived from, and is qualified by reference to, KCS’s unaudited consolidated financial statements, including the notes thereto, incorporated by reference in this prospectus.

This information is only a summary. You should read the data set forth in the table below in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in KCS’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 and KCS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference in this prospectus, and KCS’s consolidated financial statements which are incorporated by reference in this prospectus.

	As of and For the Year Ended December 31,					As of and For the Three Months Ended March 31,
	2013	2012	2011	2010	2009	2014	2013
	(in millions, except per share amount)
Earnings From Continuing Operations
Revenues	$2,369.3	$2,238.6	$2,098.3	$1,814.8	$1,480.2	$607.4	$552.8
Operating expenses (i) (ii) (iii)	1,630.7	1,522.7	1,486.7	1,328.3	1,213.4	447.4	389.9

Operating income	$738.6	$715.9	$611.6	$486.5	$266.8	$160.0	$162.9

Net income (iv)	$353.3	$379.4	$331.9	$180.0	$68.1	$94.0	$104.2
Earnings per common share:
Basic	$3.19	$3.44	$3.04	$1.69	$0.60	$0.85	$0.94
Diluted	3.18	3.43	3.00	1.67	0.60	0.85	0.94
Financial Position
Total assets	$7,435.4	$6,395.9	$6,145.1	$5,627.9	$5,415.5	$7,361.0	$6,473.5
Total debt obligations, including current portion	2,188.9	1,607.8	1,639.1	1,639.7	1,980.0	2,057.2	1,593.6
Total stockholders’ equity	3,370.6	3,096.6	2,764.5	2,431.1	2,043.0	3,433.0	3,182.6
Total equity	3,676.6	3,400.7	3,058.7	2,713.7	2,325.8	3,739.3	3,487.1
Other Data Per Common Share
Cash dividends declared per common share	$0.860	$0.780	$—	$—	$—	$0.280	$0.215

(i)	During 2012, KCS recognized a pre-tax gain of $43.0 million within operating expenses for the elimination of a deferred statutory profit sharing liability, net as a result of the organizational restructuring during the period.
(ii)	During 2011, KCS recognized a pre-tax gain of $25.6 million within operating expenses for insurance recoveries related to 2010 hurricane damage.
(iii)	During the three months ended March 31, 2014, KCS recognized pre-tax lease termination costs of $29.9 million.
(iv)	During the three months ended March 31, 2014, KCS recognized pre-tax debt retirement costs of $6.6 million. During 2013, 2012, 2011, 2010 and 2009, KCS recognized pre-tax debt retirement costs of $119.2 million, $20.1 million, $38.7 million, $68.3 million and $5.9 million, respectively, related to debt restructuring activities that occurred during the periods.

RISK FACTORS

Before participating in the exchange offers, you should carefully consider the risk factors described below and in KCS’s periodic reports filed with the SEC, together with all of the other information included in this prospectus and the other information that KCS has incorporated by reference. The risks described below and in the documents incorporated by reference herein are not the only ones KCS is facing. Additional risks not currently known to KCS or that KCS currently deems immaterial may also impair KCS’s business. See “Cautionary Note Regarding Forward-Looking Statements.” Any of the risks described below or in the documents incorporated by reference herein, as well as other risks and uncertainties, could harm KCS’s business and financial results and cause the value of KCS’s securities to decline, which in turn could cause you to lose all or a part of your investment.

Risks Related to the Exchange Offers and Holding the Exchange Notes

Failure to comply with restrictive covenants in KCSR’s contractual arrangements could accelerate KCSR’s repayment obligations under KCSR’s debt.

KCSR’s second amended and restated credit facility contains a number of restrictive covenants, and any additional financing arrangements KCSR enters into may contain additional restrictive covenants. These covenants restrict or prohibit many actions, including, but not limited to, the ability of KCS, KCSR and certain of their respective subsidiaries to incur debt, create or suffer to exist liens, make investments, engage in transactions with stockholders and affiliates, sell certain assets, and engage in mergers and consolidations or in sale-leaseback transactions. Failure to maintain compliance with the covenants contained in these financial agreements could constitute a default which could accelerate the payment of any amounts outstanding under such agreements.

The indentures governing the Exchange Notes will not contain financial covenants or meaningful restrictions on KCS or its subsidiaries.

Neither KCS nor any of its subsidiaries will be restricted from incurring additional debt or other liabilities under the indentures for the Exchange Notes offered hereby and any of them may from time to time incur additional debt and other liabilities. The indentures will not require KCS or KCSR to achieve or maintain any minimum financial results relating to their financial condition or results of operations. In addition, KCS or KCSR will not be restricted from paying dividends or making distributions on their capital stock or purchasing or redeeming their capital stock under the indentures.

KCSR’s and KCS’s credit ratings may not reflect all risks of your investment in the Exchange Notes.

The Exchange Notes are rated as investment grade by three nationally recognized statistical rating organizations. These credit ratings are limited in scope, and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in KCSR’s or KCS’s credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market value of the Exchange Notes and increase its corporate borrowing costs.

Holders who fail to exchange their Outstanding Notes will continue to be subject to restrictions on transfer and may have reduced liquidity after the exchange offers.

If you do not exchange your Outstanding Notes for Exchange Notes in the exchange offers, you will continue to be subject to the restrictions on transfer applicable to the Outstanding Notes. The restrictions on transfer of your Outstanding Notes arise because KCSR issued the Outstanding Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Outstanding Notes if they are registered under the Securities Act and applicable state securities laws or are offered and sold under an exemption from these requirements. After the completion of the exchange offers, KCSR will not be under any obligation to, and does not plan to, register the Outstanding Notes under the Securities Act.

In addition, KCSR has not conditioned the exchange offers on receipt of any minimum or maximum principal amount of Outstanding Notes. As Outstanding Notes are tendered and accepted in the exchange offers, the principal amount of remaining Outstanding Notes will decrease. This decrease could reduce the liquidity of the trading market for the Outstanding Notes. Furthermore, upon completion of the exchange offers, KCSR may redeem any Outstanding Notes that were not exchanged in the exchange offers in an amount up to 2% of the original aggregate principal amount of the applicable series of Outstanding Notes issued at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any, which could further reduce the liquidity of the trading market for the Outstanding Notes. KCSR cannot assure you of the liquidity, or even the continuation, of the trading market for the Outstanding Notes following the exchange offers.

You must comply with the exchange offer procedures to receive Exchange Notes.

Holders are responsible for complying with all the exchange offer procedures. The issuance of Exchange Notes in exchange for Outstanding Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offers.” Therefore, holders of Outstanding Notes who wish to exchange them for Exchange Notes should allow sufficient time for timely completion of the exchange procedure. Neither KCSR nor the Exchange Agent is obligated to extend the exchange offers or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that purchased Outstanding Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it resells the Exchange Notes. KCSR’s obligation to make this prospectus available to broker-dealers is limited, and, as a result, KCSR cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes. See “Plan of Distribution.”

There is no public market for the Exchange Notes, a market may not develop, and you may have to hold your Exchange Notes to maturity.

The Exchange Notes are a new issue of securities and there is no existing trading market for the Exchange Notes. Although the initial purchasers in the offering of the Outstanding Notes have informed KCSR that they intend to make a market in the Exchange Notes, they have no obligation to do so and may discontinue making a market at any time without notice. Accordingly, no assurance can be given that a liquid market will develop for the Exchange Notes, that you will be able to sell your Exchange Notes at a particular time or that the prices that you receive when you sell the Exchange Notes will be favorable.

There can be no assurance that an active trading market for the Exchange Notes will ever develop or be maintained. The liquidity of any market for the Exchange Notes and the prices at which the Exchange Notes will trade, if a trading market develops, will depend on a number of factors, including:

•	the number of holders of Exchange Notes;

•	KCS’s operating performance and financial condition;

•	KCSR’s ability to complete the offers to exchange the Outstanding Notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Exchange Notes; and

•	prevailing interest rates.

KCSR may not be able to purchase the Exchange Notes upon the occurrence of a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event (as defined below), KCSR will be required to offer to purchase all of the Exchange Notes then outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest. If a Change of Control Repurchase Event were to occur, KCSR may not have sufficient funds to pay the purchase price for the outstanding Exchange Notes tendered, and expects that it would require third-party financing; however, KCSR may not be able to obtain such financing on favorable terms, if at all. In addition, the occurrence of a Change of Control Repurchase Event may result in an event of default under, or require KCSR to purchase, KCSR’s other existing or future senior indebtedness. Moreover, the exercise by the holders of their right to require KCSR to purchase the Exchange Notes could cause a default under its existing or future senior indebtedness, even if the occurrence of a Change of Control Repurchase Event itself does not, due to the financial effect of such purchase on KCS and its subsidiaries. KCSR’s failure to purchase tendered Exchange Notes at a time when the purchase is required by the indentures would constitute an event of default under the indentures, which, in turn, may constitute an event of default under future debt. See “Description of 2043 Exchange Notes—Covenants—Change of Control Repurchase Event” and “Description of 2023 Exchange Notes—Covenants—Change of Control Repurchase Event.”

The provisions in the indentures that govern the Exchange Notes relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indentures will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving KCSR or the Guarantors. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of Change of Control Repurchase Event in the indentures to trigger these provisions. Except as described under “Description of 2043 Exchange Notes—Change of Control Repurchase Event” and “Description of 2023 Exchange Notes—Change of Control Repurchase Event,” the indentures do not contain provisions that permit the holders of the Exchange Notes to require KCSR to purchase such Exchange Notes in the event of a takeover, recapitalization or similar transaction. Finally, the provisions under the indentures relative to KCSR’s obligation to make an offer to purchase the Exchange Notes as a result of a Change of Control Repurchase Event may be waived or modified with the written consent of the holders of a majority in principal amount of the applicable Notes; accordingly, you may not be able to require the purchase of your Exchange Notes upon a Change of Control Repurchase Event if you do not consent to the waiver of such obligation.

The Exchange Notes and the related guarantees are unsecured obligations, and accordingly, the assets of KCSR and the Guarantors may be insufficient to pay amounts due on your Exchange Notes.

The Exchange Notes will be KCSR’s and the Guarantors’ unsecured obligations. KCSR and the Guarantors may incur other debt, which may be substantial in amount, and which may in certain circumstances be secured. Because the Exchange Notes and the related guarantees will be unsecured obligations, your right of repayment may be compromised in the following situations:

•	KCSR or the Guarantors enter into bankruptcy, liquidation, reorganization, or other winding-up;

•	there is a default in payment under any secured debt of KCSR or a Guarantor; or

•	there is an acceleration of any debt under any secured debt.

If any of these events occurs, the secured lenders could foreclose on assets of KCSR or the Guarantors in which they have been granted a security interest, in each case to your exclusion, even if an event of default exists under the indentures relating to the Exchange Notes at such time. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the Exchange Notes.

Servicing KCSR’s indebtedness will require a significant amount of cash. KCSR’s ability to generate cash depends on a variety of factors, many of which are beyond its control.

KCSR’s ability to make payments on its indebtedness, including the Exchange Notes, will depend on KCSR’s ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond KCSR’s control. KCSR’s business may not be able to generate sufficient cash flow from operations and future borrowings may not be available to it in an amount sufficient to enable KCSR to pay its indebtedness, including the Exchange Notes, or to fund its other liquidity needs. KCSR may need to refinance all or a portion of its indebtedness on or before maturity. However, KCSR may not be able to complete such refinancing on commercially reasonable terms or at all.

Only some of KCS’s subsidiaries will guarantee the Exchange Notes. Your right to receive payments on the Exchange Notes could be adversely affected if any of KCS’s subsidiaries that are not Guarantors declare bankruptcy, liquidate or reorganize.

Not all of KCS’s subsidiaries will guarantee the Exchange Notes. Accordingly, the Exchange Notes will be effectively subordinated to the prior payment of debts and other liabilities (including trade payables) of KCS’s subsidiaries (other than KCSR) that are not Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of KCS’s (other than KCSR) subsidiaries that are not Guarantors, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to KCSR.

The indebtedness represented by the Exchange Notes and the related guarantees may be unenforceable due to fraudulent conveyance statutes.

KCSR believes that the indebtedness represented by the Exchange Notes and the related guarantees is being incurred for proper purposes and in good faith and that, based on present forecasts, asset valuations and other financial information, KCSR and the Guarantors are, and after the consummation of these exchange offerings, will be, solvent and will have sufficient capital for carrying on business of KCSR and the Guarantors and will be able to pay debts of KCSR and the Guarantors as they come due. Notwithstanding this belief, however, under federal or state fraudulent transfer laws, if a court of competent jurisdiction in a suit by an unpaid creditor or representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that KCSR or the Guarantors did not receive fair consideration (or reasonably equivalent value) for issuing the Exchange Notes or the related guarantees and for any indebtedness refinanced by the Exchange Notes and at the time of the issuance of that indebtedness or those guarantees, KCSR or the Guarantors were insolvent, were rendered insolvent by reason of that incurrence, were engaged in a business or transaction for which KCSR’s remaining assets constituted unreasonably small capital, intended to incur, or believed that KCSR would incur, debts beyond its ability to pay such debts as they became due, or that KCSR intended to hinder, delay or defraud its creditors, then that court could, among other things, (i) void all or a portion of KCSR’s obligations to the holders of the Exchange Notes or the Guarantors’ obligations under the related guarantees, (ii) subordinate all or a portion of the payments made to holders of the Exchange Notes to KCSR’s other existing and future indebtedness to a greater extent than would otherwise be the case, the effect of which would be to entitle those other creditors to be paid in full before any payment could be made on the Exchange Notes. The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent for purposes of the foregoing if the sum of that company’s debts was greater than all of that company’s assets at a fair valuation, or if the present fair saleable value of that company’s assets was less than the amount that would be required to pay the probable liability on its existing debts as they become absolute and due. There can be no assurance as to what standards a court would apply to determine whether KCSR or the Guarantors were solvent at the relevant time, or whether, whatever standard was applied, the guarantees would not be voided on another the grounds set forth above.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offers. Any Outstanding Notes that are validly tendered and exchanged pursuant to the exchange offers will be retired and cancelled. Accordingly, issuance of the Exchange Notes will not result in any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the historical periods indicated.

	For the Year Ended December 31,					For the Three Months Ended March 31,
	2013	2012	2011	2010	2009	2014	2013
Ratio of earnings to fixed charges (1)	5.6	5.5	3.7	2.4	1.4	6.6	5.6

(1)	For purposes of computing the ratio of earnings to fixed charges, “earnings” represent pretax income from continuing operations, excluding equity in earnings of unconsolidated affiliates, plus interest expense, portion of rents representative of an appropriate interest factor and distributed income of equity investments. “Fixed charges” consist of interest expense, capitalized interest and the portion of rents representative of an appropriate interest factor.

THE EXCHANGE OFFERS

Terms of the Exchange Offers; Period for Tendering Outstanding Notes

Subject to terms and conditions detailed in this prospectus, we will accept for exchange Outstanding Notes that are validly tendered on or prior to the Expiration Date with respect to the applicable exchange offer and not validly withdrawn as permitted below. We may, however, in our sole discretion, extend the period of time during which either or both of the exchange offers are open. The term “Expiration Date” means the latest time and date to which the applicable exchange offer is extended.

As of the date of this prospectus, $450.0 million in aggregate principal amount of 2043 Outstanding Notes and $200.0 million in aggregate principal amount of 2023 Outstanding Notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date hereof, to all holders of Outstanding Notes known to us.

We expressly reserve the right, at any time, to extend the period of time during which either or both of the exchange offers are open, and delay acceptance for exchange of the applicable Outstanding Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all applicable Outstanding Notes previously tendered will remain subject to the exchange offers and may be accepted for exchange by us. Any Outstanding Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the Expiration Date or termination of the exchange offers, as applicable.

Outstanding Notes tendered in the exchange offers must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof; provided that the untendered portion of an Outstanding Note or the portion thereof not accepted for exchange must be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We expressly reserve the right to amend or terminate the exchange offers, and not to accept for exchange any Outstanding Notes, upon the occurrence of any of the conditions of the exchange offers specified in the section entitled “Summary Description of the Exchange Offers—Conditions to the Exchange Offers”; provided, however, that if we amend an exchange offer to make a material change, including the waiver of a material condition, we will extend the applicable exchange offer, if necessary, to keep such exchange offer open for at least five business days after such amendment or waiver is published, sent or given to the holders of the Outstanding Notes. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Outstanding Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date for such offer.

Procedures for Tendering Outstanding Notes

The tender to us of Outstanding Notes by you as set forth below and our acceptance of the Outstanding Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, to tender Outstanding Notes for exchange pursuant to the exchange offers, you must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal or, in the case of a book-entry transfer, an Agent’s Message in lieu of such letter of transmittal, to the Exchange Agent at the address set forth in the section entitled “—Exchange Agent” on or prior to the Expiration Date. In addition, either:

•	certificates for such Outstanding Notes must be received by the Exchange Agent along with the letter of transmittal; or

•	a timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such Outstanding Notes, if such procedure is available, into the Exchange Agent’s account at DTC pursuant to the procedure for book-entry transfer must be received by the Exchange Agent, prior to the Expiration Date, with the letter of transmittal or an Agent’s Message in lieu of such letter of transmittal.

The term “Agent’s Message” means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

The method of delivery of Outstanding Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Outstanding Notes should be sent to us.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange are tendered:

•	by a holder of the Outstanding Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an Eligible Institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an “Eligible Institution”). If Outstanding Notes are registered in the name of a person other than the signer of the letter of transmittal, the Outstanding Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we determine in our sole discretion, duly executed by the registered holders with the signature thereon guaranteed by an Eligible Institution.

We, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Outstanding Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any particular Outstanding Note not validly tendered or to not accept any particular Outstanding Note which acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to any particular Outstanding Note either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the exchange offers). Our interpretation of the term and conditions of the exchange offers as to any particular Outstanding Note either before or after the Expiration Date (including the letter of transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such time as we shall determine. We are not, nor is the Exchange Agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Outstanding Notes for exchange, and no one will be liable for failing to provide such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of Outstanding Notes, such Outstanding Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Outstanding Notes.

If the letter of transmittal or any Outstanding Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us or the Exchange Agent, proper evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

By tendering Outstanding Notes, you represent to us that, among other things, the Exchange Notes acquired pursuant to the exchange offers are being obtained in the ordinary course of business of the person receiving such

Exchange Notes, whether or not such person is the holder and that neither the holder nor such other person has any arrangement or understanding with any person, to participate in the distribution of the Exchange Notes. In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

However, any purchaser of Outstanding Notes who is our affiliate, who intends to participate in the exchange offers for the purpose of distributing the Exchange Notes or a broker-dealer that acquired Outstanding Notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the Outstanding Notes:

•	cannot rely on the applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.” The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offers, we will accept, promptly after the Expiration Date, all Outstanding Notes validly tendered and will issue the Exchange Notes promptly after the Expiration Date. See “Summary Description of the Exchange Offers—Conditions to the Exchange Offers.” For purposes of the exchange offers, we will be deemed to have accepted validly tendered Outstanding Notes for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.

The holder of each Outstanding Note accepted for exchange will receive an Exchange Note in the amount equal to the surrendered Outstanding Note. Holders of Exchange Notes will receive interest accruing from the most recent date to which interest has been paid on the Outstanding Notes, unless the record date for the first interest payment date after the consummation of the exchange offers preceded such date of consummation, in which case the interest payable on such interest payment date will be paid to the holders of the Outstanding Notes.

In all cases, issuance of Exchange Notes for Outstanding Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

•	certificates for Outstanding Notes or a timely Book-Entry Confirmation of such Outstanding Notes into the Exchange Agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an Agent’s Message in lieu thereof; and

•	all other required documents.

If any tendered Outstanding Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Outstanding Notes will be returned without expense to the tendering holder (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry procedures described below, such non-exchanged Outstanding Notes will be credited to an account maintained with DTC promptly after the Expiration Date or termination of the exchange offers) promptly after the Expiration Date or termination of the exchange offers, as applicable.

Book-Entry Transfers

For purposes of the exchange offers, the Exchange Agent will request that an account be established with respect to the Outstanding Notes at DTC within two business days after the date of this prospectus, unless the Exchange Agent has already established an account with DTC suitable for the exchange offers. Any financial institution that is a participant in DTC may make book-entry delivery of Outstanding Notes by causing DTC to transfer such Outstanding Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. Although delivery of Outstanding Notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile thereof or an Agent’s Message in lieu thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth in the section entitled “—Exchange Agent” on or prior to the Expiration Date.

Withdrawal Rights

You may validly withdraw your tender of Outstanding Notes at any time prior to the Expiration Date. To be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth in the section entitled “—Exchange Agent.” This notice must specify:

•	the name of the person having tendered the Outstanding Notes to be withdrawn;

•	the Outstanding Notes to be withdrawn (including the principal amount of such Outstanding Notes); and

•	where certificates for Outstanding Notes have been transmitted, the name in which such Outstanding Notes are registered, if different from that of the withdrawing holder.

If certificates for Outstanding Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution, unless such holder is an Eligible Institution. If Outstanding Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of DTC.

We, in our sole discretion, will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any Outstanding Notes tendered for exchange but not exchanged for any reason will be returned to the holder without cost to such holder promptly after the Expiration Date (or, in the case of Outstanding Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Outstanding Notes will be credited to an account maintained with DTC for the Outstanding Notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers) or termination of the exchange offers, as applicable. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described in the section entitled “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the Expiration Date.

Exchange Agent

U.S. Bank National Association will be appointed Exchange Agent for the exchange offers. Questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be addressed to the Exchange Agent as follows:

By Hand Delivery, Registered Mail or Overnight Carrier

U.S. Bank National Association

Corporate Trust Services

60 Livingston Avenue

St. Paul, Minnesota 55107

Attn: Specialized Finance

Facsimile Transmission:

(651) 495-8158

Confirm by Telephone:

(800) 934-6802

For Information With Respect to the Exchange Offers, Call:

the Exchange Agent at (800) 934-6802 or go to

www.usbank.com/corp_trust/bondholder_contact.html

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will pay the Exchange Agent customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including fees and expenses of the trustees under the indentures relating to the Exchange Notes, filing fees, blue sky fees and printing and distribution expenses. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and regular employees.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Outstanding Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offers will be amortized over the terms of the Exchange Notes.

Consequences of Exchanging or Failing to Exchange Outstanding Notes

Upon completion of the exchange offers, we may redeem any Outstanding Notes that were not exchanged in the exchange offers in an amount up to 2% of the original aggregate principal amount of the applicable series of Outstanding Notes issued at a redemption price of 100% of their principal amount plus accrued and unpaid interest, if any. If you do not exchange your Outstanding Notes for Exchange Notes in the exchange offers, and your Outstanding Notes are not redeemed by us as described in the preceding sentence, your Outstanding Notes will continue to be subject to the provisions of the indentures relating to the Exchange Notes regarding transfer and exchange of the Outstanding Notes and the restrictions on transfer applicable to such Outstanding Notes. These transfer restrictions are required because the Outstanding Notes were issued under an exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Outstanding Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Outstanding Notes under the Securities Act. Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the Exchange Notes you receive in the exchange offers may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act. However, you will not be able to freely transfer the Exchange Notes if:

•	you are our “affiliate,” as defined in Rule 405 under the Securities Act;

•	you are not acquiring the Exchange Notes in the exchange offers in the ordinary course of your business; or

•	you have an arrangement or understanding with any person to participate in the “distribution,” as defined in the Securities Act, of the Exchange Notes you will receive in the exchange offers.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offers in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offers as in the circumstances described in the no-action letters discussed above. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If you are our affiliate, are engaged in or intend to engage in a distribution of the Exchange Notes or have any arrangement or understanding with respect to the distribution of the Exchange Notes you will receive in the exchange offers, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction involving the Exchange Notes. If you are a participating broker-dealer, you must acknowledge that you will deliver a prospectus in connection with any resale of the Exchange Notes. In addition, to comply with state securities laws, you may not offer or sell the Exchange Notes in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with. The offer and sale of the Exchange Notes to “qualified institutional buyers” (as defined in Rule 144A of the Securities Act) is generally exempt from registration or qualification under state securities laws. We do not plan to register or qualify the sale of the Exchange Notes in any state where an exemption from registration or qualification is required and not available.

DESCRIPTION OF 2043 EXCHANGE NOTES

We issued the 2043 Outstanding Notes and will issue the 2043 Exchange Notes (collectively, the “2043 Notes”) under an indenture, dated as of April 29, 2013 (the “2043 Notes Indenture”), among KCSR, as issuer, KCS and certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar. The following description is a summary of certain provisions of the 2043 Notes Indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2043 Notes Indenture, including those provisions made a part of the 2043 Notes Indenture by reference to the Trust Indenture Act of 1939, as amended. KCSR and the Note Guarantors urge you to read the 2043 Notes Indenture because it, and not this description, defines your rights as a holder of the 2043 Exchange Notes.

You can find the definitions of certain capitalized terms used in the following description under the subheading “—Certain Definitions.” Defined terms used but not defined in this description under the subheading “—Certain Definitions” have the meanings assigned to them in the 2043 Notes Indenture. In this description, references to (1) the “Issuer” refer only to The Kansas City Southern Railway Company and not any of its subsidiaries and (ii) “Parent” refer only to Kansas City Southern, the parent company of the Issuer, and not to any of its subsidiaries.

The registered holder of a 2043 Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the 2043 Notes Indenture.

The terms of the 2043 Exchange Notes are substantially identical to the terms of the 2043 Outstanding Notes, except with respect to transfer restrictions, registration rights and additional interest.

Principal, Maturity and Interest

In the exchange offer for its 2043 Notes (the “2043 Notes Exchange Offer”), the Issuer will issue up to $450.0 million in aggregate principal amount of 2043 Exchange Notes. The 2043 Exchange Notes will bear interest at 4.30% per annum, and will mature on May 15, 2043. Interest on the 2043 Exchange Notes will be payable semiannually on May 15 and November 15 of each year, commencing on May 15, 2014, to the holders of record at the close of business on the immediately preceding May 1 and November 1. Interest on the 2043 Exchange Notes will be computed on the basis of a 360-day year comprising twelve 30-day months. Interest on the 2043 Exchange Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.

The Issuer may, without the consent of the holders, issue additional 2043 Notes (“2043 Additional Notes”) having the same terms as the 2043 Notes, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial interest payment date. Any 2043 Additional Notes, together with the 2043 Notes, will constitute a single series of 2043 Notes and will vote together as one class on all matters with respect to the 2043 Notes; provided, however, that any 2043 Additional Notes that are not fungible with existing 2043 Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the existing 2043 Notes. Unless the context otherwise requires, for all purposes of the 2043 Notes Indenture and this “Description of 2043 Exchange Notes,” references to the 2043 Notes include any 2043 Additional Notes actually issued.

2043 Exchange Note Guarantees

The 2043 Exchange Notes will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis, by each of Parent’s current and future Domestic Subsidiaries that from time to time guarantee the Credit Agreement or any other Debt of the Issuer, Parent or any of Parent’s Significant Subsidiaries that is a Guarantor (each such guarantee, a “2043 Exchange Note Guarantee”). The obligations of each Guarantor under its 2043 Exchange Note Guarantee will be limited as necessary to prevent that 2043 Exchange Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Exchange Offers and Holding the Exchange Notes—The indebtedness represented by the Exchange Notes and the Exchange Note Guarantees may be unenforceable due to fraudulent conveyance statutes.” For the avoidance of doubt, KCSM and its Subsidiaries will not guarantee the 2043 Exchange Notes and will not be subject to the covenants described herein. As of the date hereof, all of the guarantors of the Issuer’s senior credit facility will guarantee the 2043 Exchange Notes.

The 2043 Exchange Note Guarantee of a Guarantor (other than Parent) will be released:

(1)	in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor;

(2)	in connection with any sale, disposition or transfer of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor;

(3)	upon the release or discharge of such Guarantors’ guarantee of the Credit Agreement or under the Debt that triggered such Guarantor’s 2043 Exchange Note Guarantee;

(4)	upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

(5)	upon defeasance or satisfaction and discharge of the 2043 Notes Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Ranking

The 2043 Exchange Notes will be the Issuer’s general unsecured obligations and will rank equally in right of payment with all existing and future senior indebtedness of the Issuer and senior in right of payment to all of the Issuer’s subordinated indebtedness. The 2043 Exchange Notes will be effectively subordinated to the Issuer’s secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all liabilities of any of the Parent’s subsidiaries (other than the Issuer) that are not Guarantors. The 2043 Notes Indenture does not limit the amount of indebtedness that Parent and its subsidiaries may incur.

Each 2043 Exchange Note Guarantee will be a general unsecured obligation of that Guarantor, will rank equally in right of payment with all existing and future senior indebtedness of that Guarantor and senior in right of payment to any future subordinated indebtedness of that Guarantor. Each 2043 Exchange Note Guarantee will be effectively subordinated to any existing and future secured indebtedness of that Guarantor to the extent of the value of any collateral securing such indebtedness.

As of March 31, 2014, KCS had total indebtedness of $2,057.2 million, consisting of (i) $881.9 million of senior indebtedness of KCSR, of which $61.3 million was secured indebtedness, (ii) $0.2 million of senior indebtedness of KCS and (iii) $1,175.1 million of senior indebtedness of subsidiaries of KCS (other than KCSR) that are not Guarantors.

The non-guarantors represented approximately 52% of Parent’s consolidated revenues for the twelve months ended December 31, 2013, and for the three months ended March 31, 2014, and represented approximately 54% of Parent’s consolidated assets at March 31, 2014 (excluding intercompany receivables and investments in consolidated subsidiaries).

Payments on the 2043 Exchange Notes

Principal of, premium, if any, and interest on the 2043 Exchange Notes will be payable, and the 2043 Exchange Notes may be exchanged or transferred, at the office of the paying agent in The City of New York; provided that, at the Issuer’s option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the Notes Register.

Optional Redemption

General

Prior to November 15, 2042 (the date that is six months prior to the maturity date), the 2043 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at the Issuer’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2043 Exchange Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2043 Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at then-current Treasury Rate, plus 25 basis points, plus accrued interest to but excluding the redemption date.

On or after November 15, 2042 (the date that is six months prior to the maturity date), the 2043 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the 2043 Exchange Notes to be redeemed plus accrued interest to but excluding the redemption date.

Following the 2043 Notes Exchange Offer

Upon completion of the 2043 Notes Exchange Offer as described herein, the Issuer may redeem 2043 Outstanding Notes which are not exchanged in the 2043 Notes Exchange Offer in an amount up to 2% of the original aggregate principal amount of 2043 Outstanding Notes issued at a redemption price of 100% of their principal amount plus accrued interest to but excluding the redemption date.

Selection and Notice

In the case of any partial redemption, selection of the 2043 Exchange Notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 2043 Exchange Notes are listed or, if the 2043 Exchange Notes are not listed on a national securities exchange, pro rata, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no 2043 Exchange Note of $2,000 in principal amount or less shall be redeemed in part.

Notice of the redemption will be mailed to holders of the 2043 Exchange Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of 2043 Exchange Notes or a satisfaction and discharge of the 2043 Notes Indenture. Notices of redemption may not be conditional.

If any 2043 Exchange Note is to be redeemed in part only, the notice of redemption relating to such 2043 Exchange Note shall state the portion of the principal amount at maturity thereof to be redeemed. A 2043 Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original 2043 Exchange Note. On and after the redemption date, interest will cease to accrue on the 2043 Exchange Notes to be redeemed if the Issuer has deposited with the applicable paying agent funds in satisfaction of the redemption price.

Covenants

Limitation on Liens

If the Issuer, Parent or any of Parent’s Significant Subsidiaries that is a Guarantor create or permit any lien of any kind upon any stock or indebtedness, whether owned on the issue date or thereafter acquired, of the Issuer or any of Parent’s Significant Subsidiaries that is a Guarantor to secure any Debt (other than the 2043 Notes) of the Issuer, Parent, any of Parent’s Subsidiaries (other than the Issuer) or any other person, the Issuer will cause the outstanding 2043 Notes to be secured equally and ratably with that Debt, unless the aggregate principal amount of all such secured Debt then outstanding would not exceed 10.0% of Parent’s Consolidated Net Assets. This provision does not restrict any other property of Parent or its Subsidiaries. The 2043 Notes Indenture will not prohibit the sale by Parent or any of its Subsidiaries of any stock or indebtedness of any Subsidiary, including any Significant Subsidiary.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, the Issuer will be required to make an offer to each holder of the 2043 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s 2043 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the 2043 Notes repurchased plus accrued interest, if any, to, but excluding, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at the Issuer’s option, prior to a Change of Control, but after the public announcement of the Change of Control, the Issuer will mail a notice to each holder of the 2043 Notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the 2043 Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2043 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2043 Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under the Change of Control Repurchase Event provisions of the 2043 Notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Issuer will, to the extent lawful:

(1)	accept for payment all 2043 Notes or portions of 2043 Notes properly tendered pursuant to the Issuer’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all 2043 Notes or portions of 2043 Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the 2043 Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of 2043 Notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of 2043 Notes properly tendered the purchase price for the 2043 Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new 2043 Note equal in principal amount to any unpurchased portion of any 2043 Notes surrendered; provided that each new 2043 Note will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the 2043 Notes upon a Change of Control Repurchase Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all 2043 Notes properly tendered and not withdrawn under its offer or (2) notice of redemption for all outstanding 2043 Notes has been given pursuant to the 2043 Notes Indenture as described above under the caption “—Optional Redemption.”

The Change of Control Repurchase Event feature of the 2043 Notes may in certain circumstances make more difficult or discourage a sale or takeover of Parent and, thus, the removal of incumbent management. Parent could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the 2043 Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Parent’s capital structure or credit ratings on the 2043 Notes.

Additional Guarantors

Parent shall cause each Domestic Subsidiary that guarantees the Credit Agreement or any other Debt of the Issuer, Parent or any of Parent’s Significant Subsidiaries that is a Guarantor to become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 days of becoming a guarantor of such Debt; provided that, for avoidance of doubt, none of KCSM or any of its Subsidiaries shall be required to become a Guarantor.

Reports

Whether or not Parent is required to file reports with the SEC, Parent shall file with the SEC all such reports and other information when and as Parent would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if Parent were subject thereto, unless the SEC does not permit such filings, in which case Parent shall provide such reports and other information to the trustee (within the same time periods that would be applicable if Parent were required and permitted to file reports with the SEC) and instruct the trustee to mail such reports and other information to holders at their addresses set forth on the Notes Register. Parent shall supply the trustee and each holder of 2043 Notes or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. Notwithstanding the foregoing sentence, the trustee and each holder of 2043 Notes shall be deemed to have been supplied the foregoing reports and other information at the time the trustee or such holder may electronically access such reports and other information by means of the SEC’s homepage on the internet or at Parent’s homepage on the internet.

Furthermore, Parent agrees that, for so long as any 2043 Notes remain outstanding, it will furnish to the holders of 2043 Notes, beneficial owners of the 2043 Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, Merger and Sale of Assets

Neither the Issuer nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer or such Guarantor unless:

(1)	the Issuer or such Guarantor shall be the continuing Person, or the Person (if other than the Issuer or such Guarantor) formed by such consolidation or into which the Issuer or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Issuer or such Guarantor under the 2043 Notes, the 2043 Note Guarantee and the 2043 Notes Indenture, as applicable; provided that this clause (1) shall not apply with respect to a Guarantor whose 2043 Note Guarantee is released as described in the 2043 Notes Indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)	Parent delivers to the trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this covenant.

Events of Default

Each of the following is an “Event of Default”:

(1)	default in the payment of principal of (or premium, if any, on) any 2043 Note when the same becomes due at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any 2043 Note when due and such default continues for a period of 30 days;

(3)	default in the performance of any covenant of the Issuer or a Guarantor in the 2043 Notes Indenture (other than a default specified in clause (1) or (2) above), and such default continues for a period of 90 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the 2043 Notes;

(4)	a court having jurisdiction in the premises enters a decree or order for:

(A)	relief in respect of the Issuer or a Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(B)	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or a Guarantor or for all or substantially all of the property and assets of the Issuer or a Guarantor, or

(C)	the winding-up or liquidation of the affairs of the Issuer or a Guarantor;

and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(5)	the Issuer or a Guarantor:

(A)	commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

(B)	consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or a Guarantor or for all or substantially all of the property and assets of the Issuer or a Guarantor, or

(C)	effect any general assignment for the benefit of creditors; and

(6)	any 2043 Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of the 2043 Notes Indenture) or any Guarantor or Person acting on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under the 2043 Notes Indenture or any 2043 Note Guarantee and such default continues for a period of 10 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the 2043 Notes.

If an Event of Default described above shall have occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the 2043 Notes then outstanding may declare all outstanding 2043 Notes to be due and payable immediately. The holders of a majority in aggregate principal amount of the 2043 Notes then outstanding may, by notice to the trustee, on behalf of the holders of all of 2043 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the

2043 Notes Indenture governing the 2043 Notes, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the 2043 Notes. For information as to the waiver of Defaults, see “—Amendment, Supplement and Waiver.”

The holders of a majority in aggregate principal amount of the 2043 Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 2043 Notes. However, the trustee may refuse to follow any direction that conflicts with law or the 2043 Notes Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of 2043 Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the 2043 Notes. A holder may not pursue any remedy with respect to the 2043 Notes Indenture or the 2043 Notes unless:

•	the holder gives the trustee written notice of a continuing Event of Default;

•	the holders of at least 25% in aggregate principal amount of outstanding 2043 Notes make a written request to the trustee to pursue the remedy;

•	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding 2043 Notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of 2043 Notes to receive payment of the principal of, premium, if any, or interest on, the 2043 Notes or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 2043 Notes, which right shall not be impaired or affected without the consent of the holder.

The 2043 Notes Indenture will require certain of the Parent’s officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of Parent’s activities and those of its Significant Subsidiaries and of Parent’s and its Significant Subsidiaries’ performance under the 2043 Notes Indenture and that, to the best of such person’s knowledge, Parent and the Issuer have fulfilled all obligations thereunder, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default and the nature and status thereof. Parent and the Issuer will also be obligated to notify the trustee of any Default or Defaults in the performance of any covenants or agreements under the 2043 Notes Indenture.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations with respect to the outstanding 2043 Notes and all obligations of the Guarantors discharged with respect to the 2043 Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding 2043 Notes to receive payments in respect of the principal of, or interest, or premium, if any, on, such 2043 Notes when such payments are due from the trust referred to below;

(2)	the Issuer’s obligations with respect to such 2043 Notes concerning issuing temporary 2043 Notes, registration of 2043 Notes, mutilated, destroyed, lost or stolen 2043 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the obligations of the Issuer and the Guarantors in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the 2043 Notes Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the 2043 Notes Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the 2043 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, and premium, if any, on, the outstanding 2043 Notes on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the 2043 Notes are being defeased to such Stated Maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the 2043 Notes Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding 2043 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(3)	in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel (or opinions of counsel) reasonably acceptable to the trustee confirming that the holders of the outstanding 2043 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than the 2043 Notes Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound;

(6)	the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of 2043 Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)	the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The 2043 Notes Indenture will be discharged and will cease to be of further effect as to all 2043 Notes issued thereunder, when:

(1)	either:

(a)	all 2043 Notes that have been authenticated thereunder, except lost, stolen or destroyed 2043 Notes that have been replaced or paid and 2043 Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b)	all 2043 Notes issued thereunder that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of such 2043 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such 2043 Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or redemption, as the case may be;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(3)	the Issuer has paid or caused to be paid all sums payable by it under the 2043 Notes Indenture; and

(4)	the Issuer has delivered irrevocable instructions to the trustee under the 2043 Notes Indenture to apply the deposited money toward the payment of the 2043 Notes issued thereunder at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the 2043 Notes Indenture, the 2043 Notes and the 2043 Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of 2043 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2043 Notes), and any existing Default or Event of Default or compliance with any provision of the 2043 Notes Indenture, the 2043 Notes or the 2043 Note Guarantee may be waived with the consent of the holders of a majority in aggregate principal amount of then outstanding 2043 Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2043 Notes).

Without the consent of each holder of 2043 Notes, an amendment, supplement or waiver may not (with respect to any 2043 Notes held by a non-consenting holder):

•	change the Stated Maturity of the principal of, or any installment of interest on, any 2043 Note;

•	reduce the principal amount of, or premium, if any, or interest on, any 2043 Note;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any 2043 Note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any 2043 Note;

•	reduce the percentage or principal amount of outstanding 2043 Notes, the consent of whose holders is necessary to modify or amend the 2043 Notes Indenture or waive compliance with certain provisions of the 2043 Notes Indenture or waive certain Defaults;

•	waive a Default in the payment of principal of, premium, if any, or interest on, the 2043 Notes; or

•	release any Guarantor from any of its obligations under its 2043 Note Guarantee or the 2043 Notes Indenture, except as set forth in the 2043 Notes Indenture.

Notwithstanding the preceding, without the consent of any holder of 2043 Notes, the Issuer, the Guarantors and the trustee may amend or supplement the 2043 Notes Indenture, the 2043 Notes or the 2043 Note Guarantees:

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•	to provide for uncertificated 2043 Notes in addition to or in place of certificated 2043 Notes;

•	to provide for the assumption of the obligations of the Issuer or a Guarantor to holders of the 2043 Notes and the 2043 Note Guarantees in the case of a merger or consolidation or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the Issuer or such Guarantor, as applicable, in accordance with the terms of the 2043 Notes Indenture;

•	to make any change that would provide any additional rights or benefits to the holders of such 2043 Notes or that does not adversely affect the legal rights under the 2043 Notes Indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the 2043 Notes Indenture under the Trust Indenture Act;

•	to conform the text of the 2043 Notes Indenture, the 2043 Note Guarantees or the 2043 Notes to any provision of this Description of 2043 Exchange Notes to the extent that such provision in this Description of 2043 Exchange Notes was intended to be a verbatim recitation of a provision thereof;

•	to add a Guarantor or release any Guarantor from its 2043 Note Guarantee if such release is in accordance with the terms of the 2043 Notes Indenture; or

•	to provide for the issuance of 2043 Additional Notes in accordance with the limitations set forth in the 2043 Notes Indenture.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The 2043 Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the 2043 Notes issued thereunder or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in the 2043 Notes Indenture, or in any of the 2043 Notes or the 2043 Note Guarantees or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer, any Guarantor or of any successor Person thereof. Each holder, by accepting the 2043 Notes, waives and releases all such liability.

Notices

All notices shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to holders at their registered addresses as recorded in the Notes Register, not later than the latest date, and not earlier than the earliest date, prescribed in the 2043 Notes Indenture for the giving of such notice.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Governing Law

The 2043 Notes, the 2043 Note Guarantees and the 2043 Notes Indenture are governed by the laws of the State of New York.

Form and Denomination

Initially, the 2043 Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “2043 Global Securities”). The 2043 Global Securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2043 Global Securities will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for credit to the respective accounts of the purchaser at DTC.

Except in the limited circumstances described below under “—2043 Certificated Notes,” owners of beneficial interests in the 2043 Global Securities will not be entitled to receive physical delivery of 2043 Certificated Notes (as defined below). The 2043 Exchange Notes are not issuable in bearer form. The 2043 Global Securities may be transferred, in whole or in part, only to another nominee of DTC.

The 2043 Global Securities

Ownership of beneficial interests in a 2043 Global Security will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a 2043 Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Investors may hold their interests in the 2043 Global Securities directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the 2043 Global Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the 2043 Notes represented by the 2043 Global Securities for all purposes under the 2043 Notes Indenture and the 2043 Notes. No beneficial owner of an interest in a 2043 Global Security will be able to transfer that interest except in accordance with the applicable procedures of DTC, in addition to those provided for under the 2043 Notes Indenture and, if applicable, those of Euroclear and Clearstream Banking. Payments of the principal of, premium, if any, and interest on, the 2043 Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Issuer, the Guarantors, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the 2043 Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a 2043 Global Security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of such 2043 Global Security as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in a 2043 Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures. The Issuer expects that DTC will take any action permitted to be taken by a holder of the 2043 Exchange Notes (including the presentation of 2043 Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a 2043 Global Security is credited and only in respect of such portion of the aggregate principal amount at maturity of 2043 Exchange Notes as to which such participant or participants have given such direction. However, if there is an Event of Default under the 2043 Notes Indenture, DTC will exchange the 2043 Global Securities for 2043 Certificated Notes, which it will distribute to its participants.

The Issuer understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A under the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the 2043 Global Securities among participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer or the Guarantors nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

2043 Certificated Notes

If DTC is at any time unwilling or unable to continue as a depositary for the 2043 Global Securities and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue certificated notes (“2043 Certificated Notes”) in exchange for the 2043 Global Securities. Holders of an interest in the 2043 Global Securities may receive 2043 Certificated Notes in accordance with DTC’s rules and procedures in addition to those provided for under the 2043 Notes Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the 2043 Notes Indenture. Reference is made to the 2043 Notes Indenture for the full definitions of all terms as well as any other capitalized term used herein for which no definition is provided.

“2043 Note Guarantee” means each guarantee of the obligations with respect to the 2043 Notes issued by a Person pursuant to the terms of the 2043 Notes Indenture.

“Below Investment Grade Ratings Event” means, on any day within the 60-day period (which period shall be extended so long as the rating of the 2043 Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice by the Issuer or Parent of the occurrence of a Change of Control or Parent’s intention to effect a

Change of Control, that the 2043 Notes are rated below Investment Grade by two of the three Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at the Issuer’s or Parent’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which banking institutions and trust companies are open for business in New York, New York.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued subsequent hereto.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Parent and its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the total Voting Stock of Parent or other Voting Stock into which Parent’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption) (“Remaining Life”) of the 2043 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2043 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent publicly filed balance sheet of Parent and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Credit Agreement” means the second amended and restated credit agreement dated as of November 21, 2012, among the Issuer, Parent, the guarantors, lenders thereunder and the other parties thereto.

“Debt” means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness, including the Credit Agreement or any refinancing thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means a Subsidiary of Parent (other than the Issuer) that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Fitch” means Fitch Ratings, Inc.

“Government Securities” means direct obligations of, obligations fully and unconditionally guaranteed by, or participation in pools consisting solely of (or repurchase transactions relating to) obligations of or obligations fully and unconditionally guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means Parent and the subsidiaries of Parent that execute a 2043 Note Guarantee, and their respective successors and assigns, in each case, until the 2043 Note Guarantee of such Person has been released in accordance with the provisions of the 2043 Notes Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“KCSM” means Kansas City Southern de México, S. A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the 2043 Notes or fails to make a rating of the 2043 Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s board of directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (or their respective affiliates that are primary Government Securities dealers) and their respective successors; provided, however, that if any Reference Treasury Dealer is not at the applicable time a primary Government Securities dealer (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer selected by it.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the 2043 Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Significant Subsidiary” means, at any date of determination, any of Parent’s Subsidiaries that, together with its Subsidiaries, (i) for its most recent fiscal year, accounted for more than 10.0% of the consolidated revenues of Parent and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10.0% of the consolidated assets of Parent and its Subsidiaries, in each case as set forth on Parent’s most recently available consolidated financial statements for such fiscal year.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Treasury Rate” means, on any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to such Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the related Comparable Treasury Issue, calculated using a price for that Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Voting Stock” means, with respect to any Person, all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

DESCRIPTION OF 2023 EXCHANGE NOTES

We issued the 2023 Outstanding Notes and will issue the 2023 Exchange Notes (collectively, the “2023 Notes”) under an indenture, dated as of October 29, 2013 (the “2023 Notes Indenture”), among KCSR, as issuer, KCS and certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as trustee, transfer agent, principal paying agent and registrar. The following description is a summary of certain provisions of the 2023 Notes Indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the 2023 Notes Indenture, including those provisions made a part of the 2023 Notes Indenture by reference to the Trust Indenture Act of 1939, as amended. KCSR and the Note Guarantors urge you to read the 2023 Notes Indenture because it, and not this description, defines your rights as a holder of the 2023 Exchange Notes.

You can find the definitions of certain capitalized terms used in the following description under the subheading “—Certain Definitions.” Defined terms used but not defined in this description under the subheading “—Certain Definitions” have the meanings assigned to them in the 2023 Notes Indenture. In this description, references to (i) the “Issuer” refer only to The Kansas City Southern Railway Company and not any of its subsidiaries and (ii) “Parent” refer only to Kansas City Southern, the parent company of the Issuer, and not to any of its subsidiaries.

The registered holder of a 2023 Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the 2023 Notes Indenture.

The terms of the 2023 Exchange Notes are substantially identical to the terms of the 2023 Outstanding Notes, except with respect to transfer restrictions, registration rights and additional interest.

Principal, Maturity and Interest

In the exchange offer for its 2023 Notes (the “2023 Notes Exchange Offer”), the Issuer will issue up to $200.0 million in aggregate principal amount of 2023 Exchange Notes. The 2023 Exchange Notes will bear interest at 3.85% per annum, and will mature on November 15, 2023. Interest on the 2023 Exchange Notes will be payable semiannually on May 15 and November 15 of each year, commencing on May 15, 2014, to the holders of record at the close of business on the immediately preceding May 1 and November 1. Interest on the 2023 Exchange Notes will be computed on the basis of a 360-day year comprising twelve 30-day months. Interest on the 2023 Exchange Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance.

The Issuer may, without the consent of the holders, issue additional 2023 Notes (“2023 Additional Notes”) having the same terms as the 2023 Notes, except for the public offering price and the issue date and, if applicable, the initial interest accrual date and the initial interest payment date. Any 2023 Additional Notes, together with the 2023 Notes, will constitute a single series of 2023 Notes and will vote together as one class on all matters with respect to the 2023 Notes; provided, however, that any 2023 Additional Notes that are not fungible with existing 2023 Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the existing 2023 Notes. Unless the context otherwise requires, for all purposes of the 2023 Notes Indenture and this “Description of 2023 Exchange Notes,” references to the 2023 Notes include any 2023 Additional Notes actually issued.

2023 Exchange Note Guarantees

The 2023 Exchange Notes will be unconditionally guaranteed, jointly and severally, on an unsecured senior basis, by each of Parent’s current and future Domestic Subsidiaries that from time to time guarantee the Credit Agreement or any other Debt of the Issuer, Parent or any of Parent’s Significant Subsidiaries that is a Guarantor (each such guarantee, a “2023 Exchange Note Guarantee” and, together with the 2043 Exchange Note Guarantees, the “Exchange Note Guarantees”). The obligations of each Guarantor under its 2023 Exchange Note Guarantee will be limited as necessary to prevent that 2023 Exchange Note Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors—Risks Related to the Exchange Offers and Holding the Exchange Notes—The indebtedness represented by the Exchange Notes and the Exchange Note Guarantees may be unenforceable due to fraudulent conveyance statutes.” For the avoidance of doubt, KCSM and its Subsidiaries will not guarantee the 2023 Exchange Notes and will not be subject to the covenants described herein. As of the date hereof, all of the guarantors of the Issuer’s senior credit facility will guarantee the 2023 Exchange Notes.

The 2023 Exchange Note Guarantee of a Guarantor (other than Parent) will be released:

(1)	in connection with any sale, disposition or transfer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor;

(2)	in connection with any sale, disposition or transfer of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor;

(3)	upon the release or discharge of such Guarantors’ guarantee of the Credit Agreement or under the Debt that triggered such Guarantor’s 2023 Exchange Note Guarantee;

(4)	upon the liquidation or dissolution of such Guarantor; provided that no Default or Event of Default shall occur as a result thereof or has occurred and is continuing; or

(5)	upon defeasance or satisfaction and discharge of the 2023 Notes Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

Ranking

The 2023 Exchange Notes will be the Issuer’s general unsecured obligations and will rank equally in right of payment with all existing and future senior indebtedness of the Issuer and senior in right of payment to all of the Issuer’s subordinated indebtedness. The 2023 Exchange Notes will be effectively subordinated to the Issuer’s secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all liabilities of any of the Parent’s subsidiaries (other than the Issuer) that are not Guarantors. The 2023 Notes Indenture does not limit the amount of indebtedness that Parent and its subsidiaries may incur.

Each 2023 Exchange Note Guarantee will be a general unsecured obligation of that Guarantor, will rank equally in right of payment with all existing and future senior indebtedness of that Guarantor and senior in right of payment to any future subordinated indebtedness of that Guarantor. Each 2023 Exchange Note Guarantee will be effectively subordinated to any existing and future secured indebtedness of that Guarantor to the extent of the value of any collateral securing such indebtedness.

As of March 31, 2014, KCS had total indebtedness of $2,057.2 million, consisting of (i) $881.9 million of senior indebtedness of KCSR, of which $61.3 million was secured indebtedness, (ii) $0.2 million of senior indebtedness of KCS and (iii) $1,175.1 million of senior indebtedness of subsidiaries of KCS (other than KCSR) that are not Guarantors.

The non-guarantors represented approximately 52% of Parent’s consolidated revenues for the twelve months ended December 31, 2013, and for the three months ended March 31, 2014, and represented approximately 54% of Parent’s consolidated assets at March 31, 2014 (excluding intercompany receivables and investments in consolidated subsidiaries).

Payments on the 2023 Exchange Notes

Principal of, premium, if any, and interest on the 2023 Exchange Notes will be payable, and the 2023 Exchange Notes may be exchanged or transferred, at the office of the paying agent in The City of New York; provided that, at the Issuer’s option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the Notes Register.

Optional Redemption

General

Prior to August 15, 2023 (the date that is three months prior to the maturity date), the 2023 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at the Issuer’s option, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2023 Exchange Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2023 Exchange Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at then-current Treasury Rate, plus 20 basis points, plus accrued interest to but excluding the redemption date.

On or after August 15, 2023 (the date that is three months prior to the maturity date), the 2023 Exchange Notes will be redeemable in whole or in part at any time and from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the 2023 Exchange Notes to be redeemed plus accrued interest to but excluding the redemption date.

Following the 2023 Notes Exchange Offer

Upon completion of the 2023 Notes Exchange Offer as described herein, the Issuer may redeem 2023 Outstanding Notes which are not exchanged in the 2023 Notes Exchange Offer in an amount up to 2% of the original aggregate principal amount of 2023 Outstanding Notes issued at a redemption price of 100% of their principal amount plus accrued interest to but excluding the redemption date.

Selection and Notice

In the case of any partial redemption, selection of the 2023 Exchange Notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the 2023 Exchange Notes are listed or, if the 2023 Exchange Notes are not listed on a national securities exchange, pro rata, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no 2023 Exchange Note of $2,000 in principal amount or less shall be redeemed in part.

Notice of the redemption will be mailed to holders of the 2023 Exchange Notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the redemption date, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of 2023 Exchange Notes or a satisfaction and discharge of the 2023 Notes Indenture. Notices of redemption may not be conditional.

If any 2023 Exchange Note is to be redeemed in part only, the notice of redemption relating to such 2023 Exchange Note shall state the portion of the principal amount at maturity thereof to be redeemed. A 2023 Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original 2023 Exchange Note. On and after the redemption date, interest will cease to accrue on the 2023 Exchange Notes to be redeemed if the Issuer has deposited with the applicable paying agent funds in satisfaction of the redemption price.

Covenants

Limitation on Liens

If the Issuer, Parent or any of Parent’s Significant Subsidiaries that is a Guarantor create or permit any lien of any kind upon any stock or indebtedness, whether owned on the issue date or thereafter acquired, of the Issuer or any of Parent’s Significant Subsidiaries that is a Guarantor to secure any Debt (other than the 2023 Notes) of the Issuer, Parent, any of Parent’s Subsidiaries (other than the Issuer) or any other person, the Issuer will cause the outstanding 2023 Notes to be secured equally and ratably with that Debt, unless the aggregate principal amount of all such secured Debt then outstanding would not exceed 10.0% of Parent’s Consolidated Net Assets. This provision does not restrict any other property of Parent or its Subsidiaries. The 2023 Notes Indenture will not prohibit the sale by Parent or any of its Subsidiaries of any stock or indebtedness of any Subsidiary, including any Significant Subsidiary.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, the Issuer will be required to make an offer to each holder of the 2023 Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s 2023 Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the 2023 Notes repurchased plus accrued interest, if any, to, but excluding, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at the Issuer’s option, prior to a Change of Control, but after the public announcement of the Change of Control, the Issuer will mail a notice to each holder of the 2023 Notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the 2023 Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2023 Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the 2023 Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under the Change of Control Repurchase Event provisions of the 2023 Notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, the Issuer will, to the extent lawful:

(1)	accept for payment all 2023 Notes or portions of 2023 Notes properly tendered pursuant to the Issuer’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all 2023 Notes or portions of 2023 Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the 2023 Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of 2023 Notes being purchased by the Issuer.

The paying agent will promptly mail to each holder of 2023 Notes properly tendered the purchase price for the 2023 Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new 2023 Note equal in principal amount to any unpurchased portion of any 2023 Notes surrendered; provided that each new 2023 Note will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the 2023 Notes upon a Change of Control Repurchase Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all 2023 Notes properly tendered and not withdrawn under its offer or (2) notice of redemption for all outstanding 2023 Notes has been given pursuant to the 2023 Notes Indenture as described above under the caption “—Optional Redemption.”

The Change of Control Repurchase Event feature of the 2023 Notes may in certain circumstances make more difficult or discourage a sale or takeover of Parent and, thus, the removal of incumbent management. Parent could, in the future, enter into certain transactions, including asset sales, acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the 2023 Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect Parent’s capital structure or credit ratings on the 2023 Notes.

Additional Guarantors

Parent shall cause each Domestic Subsidiary that guarantees the Credit Agreement or any other Debt of the Issuer, Parent or any of Parent’s Significant Subsidiaries that is a Guarantor to become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the trustee within 30 days of becoming a guarantor of such Debt; provided that, for avoidance of doubt, none of KCSM or any of its Subsidiaries shall be required to become a Guarantor.

Reports

Whether or not Parent is required to file reports with the SEC, Parent shall file with the SEC all such reports and other information when and as Parent would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if Parent were subject thereto, unless the SEC does not permit such filings, in which case Parent shall provide such reports and other information to the trustee (within the same time periods that would be applicable if Parent were required and permitted to file reports with the SEC) and instruct the trustee to mail such reports and other information to holders at their addresses set forth on the Notes Register. Parent shall supply the trustee and each holder of 2023 Notes or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information. Notwithstanding the foregoing sentence, the trustee and each holder of 2023 Notes shall be deemed to have been supplied the foregoing reports and other information at the time the trustee or such holder may electronically access such reports and other information by means of the SEC’s homepage on the internet or at Parent’s homepage on the internet.

Furthermore, Parent agrees that, for so long as any 2023 Notes remain outstanding, it will furnish to the holders of 2023 Notes, beneficial owners of the 2023 Notes, bona fide prospective investors, securities analysts and market makers, upon their request, the reports described above and any other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Consolidation, Merger and Sale of Assets

Neither the Issuer nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer or such Guarantor unless:

(1)	the Issuer or such Guarantor shall be the continuing Person, or the Person (if other than the Issuer or such Guarantor) formed by such consolidation or into which the Issuer or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Issuer or such Guarantor under the 2023 Notes, the 2023 Note Guarantee and the 2023 Notes Indenture, as applicable; provided that this clause (1) shall not apply with respect to a Guarantor whose 2023 Note Guarantee is released as described in the 2023 Notes Indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)	Parent delivers to the trustee an officers’ certificate and opinion of counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this covenant.

Events of Default

Each of the following is an “Event of Default”:

(1)	default in the payment of principal of (or premium, if any, on) any 2023 Note when the same becomes due at maturity, upon acceleration, redemption or otherwise;

(2)	default in the payment of interest on any 2023 Note when due and such default continues for a period of 30 days;

(3)	default in the performance of any covenant of the Issuer or a Guarantor in the 2023 Notes Indenture (other than a default specified in clause (1) or (2) above), and such default continues for a period of 90 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the 2023 Notes;

(4)	a court having jurisdiction in the premises enters a decree or order for:

(A)	relief in respect of the Issuer or a Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(B)	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or a Guarantor or for all or substantially all of the property and assets of the Issuer or a Guarantor, or

(C)	the winding-up or liquidation of the affairs of the Issuer or a Guarantor;

and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

(5)	the Issuer or a Guarantor:

(A)	commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

(B)	consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or a Guarantor or for all or substantially all of the property and assets of the Issuer or a Guarantor, or

(C)	effects any general assignment for the benefit of creditors; and

(6)	any 2023 Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of the 2023 Notes Indenture) or any Guarantor or Person acting on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under the 2023 Notes Indenture or any 2023 Note Guarantee and such default continues for a period of 10 days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the 2023 Notes.

If an Event of Default described above shall have occurred and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the 2023 Notes then outstanding may declare all outstanding 2023 Notes to be due and payable immediately. The holders of a majority in aggregate principal amount of the 2023 Notes then outstanding may, by notice to the trustee, on behalf of the holders of all of 2023 Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the

2023 Notes Indenture, except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the 2023 Notes. For information as to the waiver of Defaults, see “—Amendment, Supplement and Waiver.”

The holders of a majority in aggregate principal amount of the 2023 Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the 2023 Notes. However, the trustee may refuse to follow any direction that conflicts with law or the 2023 Notes Indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of 2023 Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of the 2023 Notes. A holder may not pursue any remedy with respect to the 2023 Notes Indenture or the 2023 Notes unless:

•	the holder gives the trustee written notice of a continuing Event of Default;

•	the holders of at least 25% in aggregate principal amount of outstanding 2023 Notes make a written request to the trustee to pursue the remedy;

•	such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding 2023 Notes do not give the trustee a direction that is inconsistent with the request.

However, such limitations do not apply to the right of any holder of 2023 Notes to receive payment of the principal of, premium, if any, or interest on, the 2023 Notes or to bring suit for the enforcement of any such payment, on or after the due date expressed in the 2023 Notes, which right shall not be impaired or affected without the consent of the holder.

The 2023 Notes Indenture will require certain of the Parent’s officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of Parent’s activities and those of its Significant Subsidiaries and of Parent’s and its Significant Subsidiaries’ performance under the 2023 Notes Indenture and that, to the best of such person’s knowledge, Parent and the Issuer have fulfilled all obligations thereunder, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default and the nature and status thereof. Parent and the Issuer will also be obligated to notify the trustee of any Default or Defaults in the performance of any covenants or agreements under the 2023 Notes Indenture.

Legal Defeasance and Covenant Defeasance

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an officers’ certificate, elect to have all of its obligations with respect to the outstanding 2023 Notes and all obligations of the Guarantors discharged with respect to the 2023 Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding 2023 Notes to receive payments in respect of the principal of, or interest, or premium, if any, on, such 2023 Notes when such payments are due from the trust referred to below;

(2)	the Issuer’s obligations with respect to such 2023 Notes concerning issuing temporary 2023 Notes, registration of 2023 Notes, mutilated, destroyed, lost or stolen 2023 Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the obligations of the Issuer and the Guarantors in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the 2023 Notes Indenture.

In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the 2023 Notes Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the 2023 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, and premium, if any, on, the outstanding 2023 Notes on the Stated Maturity thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the 2023 Notes are being defeased to such Stated Maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Issuer must deliver to the trustee an opinion of counsel (or opinions of counsel) confirming that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the 2023 Notes Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding 2023 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(3)	in the case of Covenant Defeasance, the Issuer must deliver to the trustee an opinion of counsel (or opinions of counsel) confirming that the holders of the outstanding 2023 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a Default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than the 2023 Notes Indenture) to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound;

(6)	the Issuer must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of 2023 Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)	the Issuer must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The 2023 Notes Indenture will be discharged and will cease to be of further effect as to all 2023 Notes issued thereunder, when:

(1)	either:

(a)	all 2023 Notes that have been authenticated thereunder, except lost, stolen or destroyed 2023 Notes that have been replaced or paid and 2023 Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the trustee for cancellation; or

(b)	all 2023 Notes issued thereunder that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of such 2023 Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such 2023 Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the Stated Maturity or redemption, as the case may be;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(3)	the Issuer has paid or caused to be paid all sums payable by it under the 2023 Notes Indenture; and

(4)	the Issuer has delivered irrevocable instructions to the trustee under the 2023 Notes Indenture to apply the deposited money toward the payment of the 2023 Notes issued thereunder at Stated Maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the 2023 Notes Indenture, the 2023 Notes and the 2023 Note Guarantees may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of 2023 Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2023 Notes), and any existing Default or Event of Default or compliance with any provision of the 2023 Notes Indenture, the 2023 Notes or 2023 Note Guarantee may be waived with the consent of the holders of a majority in aggregate principal amount of then outstanding 2023 Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the 2023 Notes).

Without the consent of each holder of 2023 Notes affected, an amendment, supplement or waiver may not:

•	change the Stated Maturity of the principal of, or any installment of interest on, any 2023 Note;

•	reduce the principal amount of, or premium, if any, or interest on, any 2023 Note;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any 2023 Note;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any 2023 Note;

•	reduce the percentage or principal amount of outstanding 2023 Notes, the consent of whose holders is necessary to modify or amend the 2023 Notes Indenture or waive compliance with certain provisions of the 2023 Notes Indenture or waive certain Defaults;

•	waive a Default in the payment of principal of, premium, if any, or interest on, the 2023 Notes; or

•	release any Guarantor from any of its obligations under its 2023 Note Guarantee or the 2023 Notes Indenture, except as set forth in the 2023 Notes Indenture.

Notwithstanding the preceding, without the consent of any holder of 2023 Notes, the Issuer, the Guarantors and the trustee may amend or supplement the 2023 Notes Indenture, the 2023 Notes and the 2023 Note Guarantees:

•	to cure any ambiguity, omission, mistake, defect or inconsistency;

•	to provide for uncertificated 2023 Notes in addition to or in place of certificated 2023 Notes;

•	to provide for the assumption of the obligations of the Issuer or a Guarantor to holders of the 2023 Notes and the 2023 Note Guarantees in the case of a merger or consolidation or a sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the Issuer or such Guarantor, as applicable, in accordance with the terms of the 2023 Notes Indenture;

•	to make any change that would provide any additional rights or benefits to the holders of such 2023 Notes or that does not adversely affect the legal rights under the 2023 Notes Indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the 2023 Notes Indenture under the Trust Indenture Act;

•	to conform the text of the 2023 Notes Indenture, the 2023 Note Guarantees and the 2023 Notes to any provision of this Description of 2023 Exchange Notes to the extent that such provision in this Description of 2023 Exchange Notes was intended to be a verbatim recitation of a provision thereof;

•	to add a Guarantor or release any Guarantor from its 2023 Note Guarantee if such release is in accordance with the terms of the 2023 Notes Indenture; or

•	to provide for the issuance of 2023 Additional Notes in accordance with the limitations set forth in the 2023 Notes Indenture.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The 2023 Notes Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the 2023 Notes issued thereunder or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in the 2023 Notes Indenture, or in any of the 2023 Notes or the 2023 Note Guarantees or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer, any Guarantor or of any successor Person thereof. Each holder, by accepting the 2023 Notes, waives and releases all such liability.

Notices

All notices shall be deemed to have been given upon the mailing by first class mail, postage prepaid, of such notices to holders at their registered addresses as recorded in the Notes Register, not later than the latest date, and not earlier than the earliest date, prescribed in the 2023 Notes Indenture for the giving of such notice.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Governing Law

The 2023 Notes, the 2023 Note Guarantees and the 2023 Notes Indenture are governed by the laws of the State of New York.

Form and Denomination

Initially, the 2023 Exchange Notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “2023 Global Securities”). The 2023 Global Securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 2023 Global Securities will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for credit to the respective accounts of the purchaser at DTC.

Except in the limited circumstances described below under “—2023 Certificated Notes,” owners of beneficial interests in the 2023 Global Securities will not be entitled to receive physical delivery of 2023 Certificated Notes (as defined below). The 2023 Exchange Notes are not issuable in bearer form. The 2023 Global Securities may be transferred, in whole or in part, only to another nominee of DTC.

The 2023 Global Securities

Ownership of beneficial interests in a 2023 Global Security will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a 2023 Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Investors may hold their interests in the 2023 Global Securities directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the 2023 Global Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the 2023 Global Securities for all purposes under the 2023 Notes Indenture and the 2023 Notes. No beneficial owner of an interest in a 2023 Global Security will be able to transfer that interest except in accordance with the applicable procedures of DTC, in addition to those provided for under the 2023 Notes Indenture and, if applicable, those of Euroclear and Clearstream Banking. Payments of the principal of, premium, if any, and interest on, the 2023 Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Issuer, the Guarantors, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the 2023 Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Issuer expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a 2023 Global Security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount at maturity of such 2023 Global Security as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in a 2023 Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures. The Issuer expects that DTC will take any action permitted to be taken by a holder of the 2023 Exchange Notes (including the presentation of 2023 Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a 2023 Global Security is credited and only in respect of such portion of the aggregate principal amount at maturity of 2023 Exchange Notes as to which such participant or participants have given such direction. However, if there is an Event of Default, DTC will exchange the 2023 Global Securities for 2023 Certificated Notes, which it will distribute to its participants.

The Issuer understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A under the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in the 2023 Global Securities among participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer or the Guarantors nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

2023 Certificated Notes

If DTC is at any time unwilling or unable to continue as a depositary for the 2023 Global Securities and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue certificated notes (“2023 Certificated Notes”) in exchange for the 2023 Global Securities. Holders of an interest in the 2023 Global Securities may receive 2023 Certificated Notes in accordance with DTC’s rules and procedures in addition to those provided for under the 2023 Notes Indenture.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the 2023 Notes Indenture. Reference is made to the 2023 Notes Indenture for the full definitions of all terms as well as any other capitalized term used herein for which no definition is provided.

“2023 Note Guarantee” means each guarantee of the obligations with respect to the 2023 Notes issued by a Person pursuant to the terms of the 2023 Notes Indenture.

“Below Investment Grade Ratings Event” means, on any day within the 60-day period (which period shall be extended so long as the rating of the 2023 Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice by the Issuer or Parent of the occurrence of a Change of Control or Parent’s intention to effect a Change of Control, that the 2023 Notes are rated below Investment Grade by two of the three Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at the Issuer’s or Parent’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).

“Business Day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which banking institutions and trust companies are open for business in New York, New York.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such Person, whether now outstanding or issued subsequent hereto.

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than Parent and its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the total Voting Stock of Parent or other Voting Stock into which Parent’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption) (“Remaining Life”) of the 2023 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2023 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent publicly filed balance sheet of Parent and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

“Credit Agreement” means the second amended and restated credit agreement dated as of November 21, 2012, among the Issuer, Parent, the guarantors, lenders thereunder and the other parties thereto.

“Debt” means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness, including the Credit Agreement or any refinancing thereof.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Subsidiary” means a Subsidiary of Parent (other than the Issuer) that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“Fitch” means Fitch Ratings, Inc.

“Government Securities” means direct obligations of, obligations fully and unconditionally guaranteed by, or participation in pools consisting solely of (or repurchase transactions relating to) obligations of or obligations fully and unconditionally guaranteed by the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” means Parent and the subsidiaries of Parent that execute a 2023 Note Guarantee, and their respective successors and assigns, in each case, until the 2023 Note Guarantee of such Person has been released in accordance with the provisions of the 2023 Notes Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.

“KCSM” means Kansas City Southern de México, S. A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States.

“Moody’s” means Moody’s Investors Service, Inc.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the 2023 Notes or fails to make a rating of the 2023 Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s board of directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC (or their respective affiliates that are primary Government Securities dealers) and their respective successors; provided, however, that if any Reference Treasury Dealer is not at the applicable time a primary Government Securities dealer (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer selected by it.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the 2023 Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“S&P” means Standard & Poor’s Ratings Services, a division of Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Significant Subsidiary” means, at any date of determination, any of Parent’s Subsidiaries that, together with its Subsidiaries, (i) for its most recent fiscal year, accounted for more than 10.0% of the consolidated revenues of Parent and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10.0% of the consolidated assets of Parent and its Subsidiaries, in each case as set forth on Parent’s most recently available consolidated financial statements for such fiscal year.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Treasury Rate” means, on any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to such Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the related Comparable Treasury Issue, calculated using a price for that Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Voting Stock” means, with respect to any Person, all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Outstanding Notes for Exchange Notes in the exchange offers will not result in a taxable event for U.S. federal income tax purposes. Accordingly, you will not recognize any income, gain or loss as a result of exchanging your Outstanding Notes for Exchange Notes in the exchange offers. Your holding period for an Exchange Note will include the holding period of the Outstanding Note exchanged therefor, and your tax basis in the Exchange Note will be the same as your tax basis in the Outstanding Note immediately before the exchange.

Persons considering the exchange of Outstanding Notes for Exchange Notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. KCSR has agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

KCSR will not receive any proceeds from any sale of Exchange Notes by brokers-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date, KCSR will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. KCSR has agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holder of the Outstanding Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the Exchange Notes and the related guarantees will be passed upon for us by White & Case LLP, New York, New York, as to New York law. The validity of the Exchange Notes and the related guarantees will be passed upon for us by Husch Blackwell, LLP, Kansas City, Missouri, as to certain matters of Illinois and Missouri law.

EXPERTS

The consolidated financial statements of Kansas City Southern as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and the Guarantors have filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to the Exchange Notes. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto. For further information about us and the Exchange Notes, reference is made to the registration statement and the exhibits and any schedules filed therewith and the documents incorporated by reference herein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

KCS files annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, the exhibits and schedules filed with it, and the information incorporated by reference herein, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

If for any reason we are not required to comply with the rules and regulations of the SEC we are still required under the indentures governing the Notes to furnish the holders of the Notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act to the extent provided in the indentures. See “Description of the Exchange Notes—Certain Covenants—Reports.” In addition, we have agreed that, for so long as any Notes remain outstanding, we will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

Until             , 2014, all dealers effecting transactions in the exchange notes, whether or not participating in the exchange offers, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when selling Exchange Notes received in exchange for Outstanding Notes held for their own account.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

OFFER TO EXCHANGE UP TO $450,000,000 4.30% SENIOR NOTES DUE 2043,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933, AS AMENDED,

FOR

ANY AND ALL OF ITS OUTSTANDING UNREGISTERED

$450,000,000 4.30% SENIOR NOTES DUE 2043

AND

OFFER TO EXCHANGE UP TO $200,000,000 3.85% SENIOR NOTES DUE 2023,

WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT

OF 1933, AS AMENDED,

FOR

ANY AND ALL OF ITS OUTSTANDING UNREGISTERED

$200,000,000 3.85% SENIOR NOTES DUE 2023

PROSPECTUS

                , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Delaware Corporations

Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal. Section 145(b) of the DGCL provides that a Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Under Section 145(c) of the DGCL, where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such person against the expenses (including attorney’s fees) which he or she actually and reasonably incurred.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Kansas City Southern

Certificate of Incorporation and Bylaws. Article 16 of the restated certificate of incorporation of KCS provides that, to the fullest extent permitted by the DGCL, no director of KCS shall be liable to KCS or its stockholders for money damages for breach of fiduciary duty as a director.

Article X of the bylaws of KCS, as amended and restated (the “KCS Bylaws”), provides that each person who at any time is, or shall have been, a director, officer or employee of KCS, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer or employee of KCS, or served at the request of KCS as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the DGCL. Article X of the KCS Bylaws further provides that the right to indemnification conferred on directors and officers thereunder shall include the right to have KCS pay the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred shall be made only upon delivery to KCS of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified under the KCS Bylaws.

The Kansas City Northern Railway Company

Certificate of Incorporation and Bylaws. Article VIII of the certificate of incorporation of the Kansas City Northern Railway Company (“KCNRC”) provides that directors and officers of KCNRC shall be indemnified to the maximum extent permitted by law. Article IX of the certificate of incorporation the KCNRC further provides that directors shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty, except to the extent such exception from liability or limitation thereof is not permitted under the DGCL.

Article VII of the amended and restated bylaws of KCNRC provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCNRC or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCNRC to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCNRC in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCNRC; provided, that in connection with a proceeding initiated by such person, KCNRC shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCNRC after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCNRC to recover the unpaid amount of the claim or the advancement of expenses.

Trans-Serve, Inc.

Certificate of Incorporation and Bylaws. Article Thirteen of the amended certificate of incorporation of Trans-Serve, Inc. (“TSI”) provides that each person who at any time is, or shall have been, a director or officer of TSI, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of TSI, or served at the request of TSI as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by TSI against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with any such action, suit or proceeding to the full extent permitted by Delaware law. Article Fourteen of the amended certificate of incorporation of TSI further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of TSI provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of TSI or the legal representative of any of the foregoing, shall be indemnified and held harmless by TSI to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by TSI in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by TSI; provided, that in connection with a proceeding initiated by such person, TSI shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by TSI after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against TSI to recover the unpaid amount of the claim or the advancement of expenses.

KCS Holdings I, Inc.

Certificate of Incorporation and Bylaws. Article Seven of the certificate of incorporation of KCS Holdings I, Inc. (“KCSH”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of KCSH or is or was serving at the request of KCSH as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by KCSH to the fullest extent authorized by the DGCL. Article Seven of the amended certificate of incorporation of KCSH further provides a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of KCSH provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCSH or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCSH to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCSH in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCSH; provided, that in connection with a proceeding initiated by such person, KCSH shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCSH after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCSH to recover the unpaid amount of the claim or the advancement of expenses.

KCS Ventures I, Inc.

Certificate of Incorporation and Bylaws. Article Seven of the certificate of incorporation of KCS Ventures I, Inc. (“KCSV”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of KCSV or is or was serving at the request of KCSV as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by KCSV to the fullest extent authorized by the DGCL. Article Seven of the amended certificate of incorporation of KCSV further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of KCSV provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of KCSV or the legal representative of any of the foregoing, shall be indemnified and held harmless by KCSV to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by KCSV in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by KCSV; provided, that in connection with a proceeding initiated by such person, KCSV shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by KCSV after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against KCSV to recover the unpaid amount of the claim or the advancement of expenses.

Southern Industrial Services, Inc.

Certificate of Incorporation and Bylaws. Article Eleven of the amended certificate of incorporation of Southern Industrial Services, Inc. (“SIS”) provides that each person who at any time is, or shall have been, a director or officer of SIS, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of SIS, or served at the request of SIS as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by SIS against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with any such action, suit or proceeding to the full extent permitted by Delaware law. Article Twelve of the amended certificate of incorporation of SIS further provides that a director shall not be personally liable to the corporation or its stockholders for money damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Article VII of the amended and restated bylaws of SIS provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of SIS or the legal representative of any of the foregoing, shall be indemnified and held harmless by SIS to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by SIS in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by SIS; provided, that in connection with a proceeding initiated by such person, SIS shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by SIS after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against SIS to recover the unpaid amount of the claim or the advancement of expenses.

Veals, Inc.

Bylaws. Article VII of the amended and restated bylaws of Veals, Inc. (“Veals”) provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of Veals or the legal representative of any of the foregoing, shall be indemnified and held harmless by Veals to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by Veals in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Veals; provided, that in connection with a proceeding initiated by such person, Veals shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by Veals after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against Veals to recover the unpaid amount of the claim or the advancement of expenses.

Pabtex, Inc.

Certificate of Incorporation and Bylaws. Article 9(a) of the certificate of incorporation of Pabtex, Inc. (“Pabtex”) provides that a director of Pabtex shall not be personally liable to Pabtex or its stockholders for monetary damages for breach of fiduciary duty as a director, except for such liability as is expressly not subject to limitation under the DGCL. Article 9(b) of the certificate of incorporation of Pabtex further provides that Pabtex shall, to the fullest extent permitted by law, indemnify any and all officers and directors of Pabtex, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the board of directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities.

Article VII of the amended and restated bylaws of Pabtex provides that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director, officer, employee, agent or a delegate of Pabtex or the legal representative of any of the foregoing, shall be indemnified and held harmless by Pabtex to the fullest extent permitted under the DGCL. Article VII of the amended and restated bylaws further provides that expenses (including attorneys’ fees) incurred shall be paid by Pabtex in advance of the final disposition of such proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Pabtex; provided, that in connection with a proceeding initiated by such person, Pabtex shall pay said expenses in advance of final disposition only if such proceeding was authorized by the board of directors. If a claim or advancement of expenses, as the case may be, are not promptly paid in full by Pabtex after a written claim or request, as applicable, has been received, the claimant may at any time thereafter bring suit against Pabtex to recover the unpaid amount of the claim or the advancement of expenses.

Illinois Corporations

Illinois Business Corporation Act. Under Section 8.75(a) of the Illinois Business Corporation Act of 1983 (“ILBCA”), a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under Section 8.75(b) of the ILBCA, in actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation under Section 8.75(c).

Under Section 8.75(g) of the ILBCA, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions Section 8.75 of the ILBCA.

Gateway Eastern Railway Company

Bylaws. Article VI of the amended and restated bylaws of Gateway Eastern Railway Company (“Gateway”) provides that Gateway shall indemnify each director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Gateway) by reason of the fact that he or she is or was a director, officer, employee or agent of Gateway, or is or was serving at the request of Gateway as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Gateway, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Gateway, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Gateway shall indemnify each director, officer, employee and agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Gateway to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of Gateway, or is or was serving at the request of Gateway as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Gateway and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to Gateway unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite that adjudication of liability but in view of all the circumstances of the case, such director, officer, employee or agent is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Article VI of the amended and restated bylaws further provides that the determination of whether to indemnify such director, officer, employee or agent shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Gateway in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount. If Gateway has paid indemnity or has advanced expenses to a director, officer, employee or agent, Gateway shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders’ meeting.

Missouri Corporations

General and Business Corporation Law of Missouri. Under Section 351.355(1) of the General and Business Corporation Law of Missouri (the “Missouri GBCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Under Section 351.355(2) of the Missouri GBCL, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. Under Section 351.355(3) of the Missouri GBCL, except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections 1 and 2 of this section, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Under Section 351.355(8) of the Missouri GBCL, a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 351.355 of the Missouri GBCL.

The Kansas City Southern Railway Company

Certificate of Incorporation and Bylaws. Article Ten of the amended certificate of incorporation provides that KCSR shall indemnify directors and officers to the full extent permitted by Section 351.355 of the Missouri GBCL.

Article VII of the amended and restated bylaws of KCSR provide that KCSR shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of KCSR) by reason of the fact that he is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of KCSR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of KCSR, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. KCSR shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of KCSR to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of KCSR; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to KCSR unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII of the amended and restated bylaws of KCSR provides that the determination whether to provide indemnification because the applicable standard of conduct set forth in the amended and restated bylaws of KCSR has been met shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of KCSR, and in the case of an employee who is not a director or officer, such determination may be made by the general counsel of KCSR (or such officer serving in similar capacity). Article VII of the amended and restated bylaws of KCSR further provides that expenses may be paid by KCSR in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by KCSR. KCSR may provide such further indemnity to any person who is or was a director, officer, employee or agent of KCSR, or is or was serving at the request of KCSR as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. However, KCSR’s indemnity shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained by KCSR, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

The Southern Development Company

Bylaws. Article VII of the amended and restated bylaws of the Southern Development Company (“SDC”) provides that SDC shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SDC) by reason of the fact that he is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of SDC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. SDC shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of SDC to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SDC; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to SDC unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article VII of the amended and restated bylaws of SDC provides that the determination whether to provide indemnification because the applicable standard of conduct set forth in the amended and restated bylaws of SDC has been met shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of SDC, and in the case of an employee who is not a director or officer, such determination may be made by the general counsel of SDC (or such officer serving in similar capacity). Article VII of the amended and restated bylaws of SDC further provides that expenses may be paid by SDC in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by SDC. SDC may provide such further indemnity to any person who is or was a director, officer, employee or agent of SDC, or is or was serving at the request of SDC as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct. However, SDC’s indemnity shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained by SDC, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

Item 21.	Exhibits and Financial Statement Schedules.

Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Kansas City Southern, filed as Exhibit 3.1 to KCS’s Current Report on Form 8-K, filed on May 7, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.1.

3.2	Amended and Restated Bylaws of Kansas City Southern, as amended and restated on March 1, 2014, filed as Exhibit 3.1 to KCS’s Quarterly Report on Form 10-Q, filed on April 17, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 3.2.

3.3*	Amended Certificate of Incorporation of The Kansas City Southern Railway Company.

3.4*	Amended and Restated Bylaws of The Kansas City Southern Railway Company, as adopted on May 18, 2009.

3.5*	Certificate of Incorporation of Gateway Eastern Railway Company.

3.6*	Amended and Restated Bylaws of Gateway Eastern Railway Company, as adopted on July 1, 2008.

3.7*	Certificate of Incorporation of The Kansas City Northern Railway Company.

3.8*	Amended and Restated Bylaws of The Kansas City Northern Railway Company, as adopted on July 1, 2008.

3.9*	Amended Certificate of Incorporation of Trans-Serve, Inc.

3.10*	Amended and Restated Bylaws of Trans-Serve, Inc., as adopted on July 1, 2008.

3.11*	Certificate of Incorporation of KCS Holdings I, Inc.

3.12*	Amended and Restated Bylaws of KCS Holdings I, Inc., as adopted on July 1, 2008.

3.13*	Certificate of Incorporation of KCS Ventures I, Inc.

3.14*	Amended and Restated Bylaws of KCS Ventures I, Inc., as adopted on July 1, 2008.

3.15*	Certificate of Incorporation of Southern Development Company.

3.16*	Amended and Restated Bylaws of Southern Development Company, as adopted on July 1, 2008.

3.17*	Amended Certificate of Incorporation of Southern Industrial Services, Inc.

3.18*	Amended and Restated Bylaws of Southern Industrial Services, Inc., as adopted on July 1, 2008.

3.19*	Certificate of Incorporation of Veals, Inc.

3.20*	Amended and Restated Bylaws of Veals, Inc., as adopted on July 1, 2008.

3.21*	Certificate of Incorporation of Pabtex, Inc.

3.22*	Amended and Restated Bylaws of Pabtex, Inc., as adopted on July 1, 2008.

4.1	As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, KCS has not filed with this Registration Statement on Form S-4 certain instruments defining the rights of holders of long-term debt of KCS and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of KCS and its subsidiaries on a consolidated basis. KCS agrees to furnish a copy of any such agreements to the SEC upon request.

4.2	2043 Notes Indenture, dated April 29, 2013, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to KCS’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.2.

4.2.1	Registration Rights Agreement, dated April 29, 2013, among KCSR, the Guarantors and J.P. Morgan Securities LLC (“JPM”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), filed as exhibit 4.2 to KCS’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.2.1.

4.2.2*	Form of Rule 144A Restricted Global Note representing KCSR’s 4.30% Senior Notes due 2043.

4.2.3*	Form of Regulation S Restricted Global Note representing KCSR’s 4.30% Senior Notes due 2043.

4.2.4*	Form of Special Global Note representing KCSR’s 4.30% Senior Notes due 2043.

4.3	2020 KCSM Notes Indenture, dated May 3, 2013, filed as exhibit 4.1 to KCS’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.

4.3.1	2023 KCSM Notes Indenture, dated May 3, 2013, filed as exhibit 4.2 to KCS’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.1.

4.3.2	Registration Rights Agreement, dated May 3, 2013, among KCSM, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.3 to KCS’s Current Report on Form 8-K filed on May 8, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.3.2.

4.3.3	Form of Rule 144A Restricted Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.1 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.3.

4.3.4	Form of Regulation S Restricted Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.2 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.4.

4.3.5	Special Global Note representing the 2.35% Senior Notes due 2020, filed as Exhibit 4.4.3 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.5.

4.3.6	Form of Rule 144A Restricted Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.1 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.6.

4.3.7	Form of Regulation S Restricted Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.2 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.7.

4.3.8	Special Global Note representing the 3.0% Senior Notes due 2023, filed as Exhibit 4.5.3 to the Registration Statement on Form S-4 for KCSM, filed on August 26, 2013 (File No. 333-190820), is incorporated herein by reference as Exhibit 4.3.8.

4.4	2023 Notes Indenture, dated October 29, 2013, among KCSR, the Guarantors and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to KCS’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.4.

4.4.1	Registration Rights Agreement, dated October 29, 2013, among KCSR, the Guarantors and JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.3 to KCS’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.4.1.

4.4.2*	Form of Rule 144A Restricted Global Note representing KCSR’s 3.85% Senior Notes due 2023.

4.4.3*	Form of Regulation S Restricted Global Note representing KCSR’s 3.85% Senior Notes due 2023.

4.4.4*	Form of Special Global Note representing KCSR’s 3.85% Senior Notes due 2023.

4.5	2016 Notes Indenture, dated October 29, 2013, among KCSM and U.S. Bank National Association, as trustee and paying agent, filed as exhibit 4.1 to KCSM’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.5.

4.5.1	Registration Rights Agreement, dated October 29, 2013, among KCSM and JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 4.2 to KCSM’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 4.5.1.

4.5.2	Form of Rule 144A Restricted Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.2 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.2.

4.5.3	Form of Regulation S Restricted Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.3 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.3.

4.5.4	Special Global Note representing the Floating Rate Senior Notes due 2016, filed as Exhibit 4.7.4 to the Registration Statement on Form S-4 for KCSM, filed on November 7, 2013 (File No. 333-192179), is incorporated herein by reference as Exhibit 4.5.4.

5.1*	Legal Opinion of White & Case LLP.

5.2*	Legal Opinion of Husch Blackwell LLP.

10.1	Form of Officer Indemnification Agreement, attached as Exhibit 10.1 to KCS’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.1.

10.2	Form of Director Indemnification Agreement, attached as Exhibit 10.2 to KCS’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.2.

10.3	Directors Deferred Fee Plan, adopted August 20, 1982, as amended and restated effective May 2, 2007, filed as Exhibit 10.3 to KCS’s Form 10-K for the year ended December 31, 2010, filed on February 9, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.3.

10.4	Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan, as amended and restated effective as of August 7, 2007 (the “Amended 1991 Plan”), filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended September 30, 2007, filed on October 26, 2007 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.

10.4.1	First Amendment to the Kansas City Southern 1991 Amended and Restated Stock Option and Performance Award Plan, effective July 2, 2008, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on July 8, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.1.

10.4.2	Form of Non-Qualified Stock Option Award Agreement for employees under the Amended 1991 Plan, filed as Exhibit 10.8.2 to KCS’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.2.

10.4.3	Form of Non-Qualified Stock Option Award Agreement for Directors under the Amended 1991 Plan, filed as Exhibit 10.8.3 to KCS’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.3.

10.4.4	Form of Non-Qualified Stock Option Award agreement for employees under the Amended 1991 Plan (referencing threshold dates), filed as Exhibit 10.8.4 to KCS’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.4.

10.4.5	Form of Restricted Shares Award Agreement (cliff vesting) under the Amended 1991 Plan, filed as Exhibit 10.5.6 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.5.

10.4.6	Form of Restricted Shares Award Agreement under the Amended 1991 Plan (applicable to restricted shares to be purchased), filed as Exhibit 10.8.7 to KCS’s Form 10-K for the year ended December 31, 2004, filed on March 30, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.6.

10.4.7	Form of Restricted Shares Award Agreement (consultants) under the Amended 1991 Plan, filed as Exhibit 10.5.9 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.7.

10.4.8	Form of Restricted Shares Award Agreement (executive plan) under the Amended 1991 Plan, filed as Exhibit 10.5.10 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.4.8.

10.5	Employment Agreement, as amended and restated January 1, 2001, among KCS, KCSR and Michael R. Haverty, filed as Exhibit 10.12 to KCS’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.

10.5.1	Addendum to Employment Agreement, dated August 18, 2004, between KCSR, KCS and Michael R. Haverty, filed as Exhibit 10.8.1 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.1.

10.5.2	Amendment to Amended and Restated Employment Agreement, effective January 1, 2005, among KCSR, KCS and Michael R. Haverty, filed as Exhibit 10.8.2 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.2.

10.5.3	Addendum to Employment Agreement, effective January 1, 2009, between KCS, KCSR and Michael R. Haverty, filed as Exhibit 10.7.3 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.3.

10.5.4	Addendum to Employment Agreement, dated June 28, 2010, among KCS, KCSR and Michael Haverty, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on June 29, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.4.

10.5.5	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Michael R. Haverty, filed as Exhibit 10.5.5 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.5.5.

10.6	Employment Agreement, dated May 15, 2006, between KCSR and Patrick J. Ottensmeyer (the “Ottensmeyer Employment Agreement”), attached as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on June 12, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.6.

10.6.1	Amendment No. 1 to the Ottensmeyer Employment Agreement, dated May 7, 2007, filed as Exhibit 10.4 to KCS’s Form 10-Q for the quarter ended June 30, 2007, filed on July 27, 2007 (File No. 1-4717), is incorporated by reference as Exhibit 10.6.1.

10.6.2	Addendum to Employment Agreement, effective January 1, 2009, between KCS, KCSR and Patrick J. Ottensmeyer, filed as Exhibit 10.8.2 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.6.2.

10.6.3	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Patrick J. Ottensmeyer, filed as Exhibit 10.6.3 KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.6.3.

10.7	Kansas City Southern Executive Plan, as amended and restated January 1, 2009, filed as Exhibit 10.10 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.7.

10.8	Kansas City Southern Annual Incentive Plan, filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended June 30, 2013, filed on July 19, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.8.

10.9	English translation of concession title granted by the Secretaría de Comunicaciones y Transportes (“SCT”) in favor of Ferrocarril del Noreste, S.A. de C.V. (“FNE”), dated December 2, 1996, filed as Exhibit 10.10 to KCS’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.9.

10.9.1	English translation of amendment, dated February 12, 2001, filed as Exhibit 10.10.1 to KCS’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, is incorporated herein by reference as Exhibit 10.9.1.

10.9.2	English translation of amendment no. 2, dated November 22, 2006, filed as Exhibit 10.10.2 to KCS’s Form 10-K for the year ended December 31, 2011, filed on February 8, 2012 (File No. 1-4717), of concession title granted by SCT in favor of KCSM, formerly known as FNE, December 2, 1996, amended February 12, 2001, is incorporated herein by reference as Exhibit 10.9.2.

10.10	Lease Agreement, originally dated June 26, 2001 and amended March 26, 2002, between KCSR and Broadway Square Partners LLP, filed as Exhibit 10.34 to KCS’s Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.10.

10.11	Agreement to Forego Compensation between A. Edward Allinson and KCS, fully executed on March 30, 2001; Loan Agreement between A. Edward Allinson and KCS, fully executed on September 18, 2001; and the Promissory Note executed by the Trustees of The A. Edward Allinson Irrevocable Trust Agreement, dated June 4, 2001, Courtney Ann Arnot, A. Edward Allinson III and Bradford J. Allinson, Trustees, as Maker, and KCS, as Holder, filed as Exhibit 10.36 to KCS’s Form 10-K for the year ended December 31, 2002, filed on March 28, 2003 (File No. 1-4717), are incorporated herein by reference as Exhibit 10.11.

10.12	Agreement to Forego Compensation between Michael G. Fitt and KCS, fully executed on March 30, 2001; Loan Agreement between Michael G. Fitt and KCS, fully executed on September 7, 2001; and the Promissory Note executed by the Trustees of The Michael G. and Doreen E. Fitt Irrevocable Insurance Trust, Anne E. Skyes, Colin M-D. Fitt and Ian D.G. Fitt, Trustees, as Maker, and KCS, as Holder, filed as Exhibit 10.37 to KCS’s Form 10-K for the year ended December 31, 2002, filed on March 28, 2003 (File No. 1-4717), are incorporated herein by reference as Exhibit 10.12.

10.13	Transaction Agreement, dated December 1, 2005, among KCS, KCSR, Norfolk Southern Corporation and The Alabama Great Southern Railroad Company (the “Transaction Agreement”), filed as Exhibit 10.46 to KCS’s Form 10-K for the year ended December 31, 2005, filed on April 7, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.

10.13.1	Amendment No. 1 to the Transaction Agreement, dated January 17, 2006, filed as Exhibit 10.47 to KCS’s Form 10-K for the year ended December 31, 2005, filed on April 7, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.1.

10.13.2	Amendment No. 2 to the Transaction Agreement, dated May 1, 2006, filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended March 31, 2006, filed on May 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.2.

10.13.3	Limited Liability Company Agreement of Meridian Speedway, LLC, dated May 1, 2006, between the Alabama Great Southern Railroad Company and KCS, filed as Exhibit 10.3 to KCS’s Form 10-Q for the quarter ended March 31, 2006, filed on May 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.3.

10.13.4	Amendment No. 1 and Waiver to Limited Liability Company Agreement, dated August 12, 2011, among Meridian Speedway, LLC, KCS, KCS Holdings, Inc. and The Alabama Great Southern Railroad Company, filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended September 30, 2011, filed on October 21, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.13.4.

10.14	Participation Agreement, dated August 2, 2006, among KCSR, KCSR Trust 2006-1 (acting through Wilmington Trust Company, as owner trustee) (“2006 Trust”), HSH Nordbank AG, New York Branch, Wells Fargo Bank Northwest, National Association, and DVB Bank AG, filed as Exhibit 10.4 to KCS’s Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.14.

10.14.1	Equipment Lease Agreement, dated August 2, 2006, between KCSR and the KCSR Trust 2006-1, filed as Exhibit 10.41 to KCS’s Form 10-Q for the quarter ended September 30, 2006, filed on November 9, 2006 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.14.1

10.15	Lease Agreement, dated September 25, 2005, between KCSR and Louisiana Southern Railroad, Inc., filed as Exhibit 10.5 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.15.

10.16	Lease Agreement, dated September 25, 2005, between KCSR and Alabama Southern Railroad, Inc., filed as Exhibit 10.6 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.16.

10.17	Lease Agreement, dated September 25, 2005, between KCSR and Arkansas Southern Railroad, Inc., filed as Exhibit 10.7 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.17.

10.18	Lease Agreement, dated September 25, 2005, between KCSR and Arkansas Southern Railroad, Inc., filed as Exhibit 10.8 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.18.

10.19	Lease Agreement, dated September 25, 2005, between KCSR and Louisiana Southern Railroad, Inc., filed as Exhibit 10.9 to KCS’s Form 10-Q for the quarter ended June 30, 2005, filed on August 15, 2005 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.19.

10.20	Participation Agreement, dated September 27, 2007, among KCSR, KCSR 2007-1 Statutory Trust (acting through U.S. Bank Trust National Association, as owner trustee) (“2007 Trust”), U.S. Bank Trust National Association, GS Leasing (KCSR 2007-1) LLC, Wilmington Trust Company, and KfW, filed as Exhibit 10.51 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.20.

10.20.1	Equipment Lease Agreement, dated September 27, 2007, between KCSR and the KCSR 2007-1 Statutory Trust, filed as Exhibit 10.52 to KCS’s Form 10-K for the year ended December 31, 2007, filed on February 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.20.1.

10.21	Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”), filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on October 7, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.

10.21.1	Form of Non-Qualified Stock Option Award Agreement under the 2008 Plan, filed as Exhibit 10.47.1 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.1.

10.21.2	Form of Restricted Shares Award Agreement (cliff vesting) under the 2008 Plan, filed as Exhibit 10.47.2 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.2.

10.21.3	Form of Restricted Shares Award Agreement (graded vesting) under the 2008 Plan, filed as Exhibit 10.47.3 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.3.

10.21.4	Form of Restricted Shares Award Agreement under the 2008 Plan (applicable to restricted shares to be purchased), filed as Exhibit 10.47.4 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.4.

10.21.5	Form of Restricted Shares Award and Performance Shares Award Agreement under the 2008 Plan, filed as Exhibit 10.47.5 to KCS’s Form 10-K for the year ended December 31, 2008, filed on February 17, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.5.

10.21.6	Form of Restricted Shares Award Agreement (performance based vesting) under the 2008 Plan, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on September 17, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.6.

10.21.7	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on March 1, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.7.

10.21.8	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on March 1, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.8.

10.21.9	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2012 Long-Term Incentive Program, filed as Exhibit 10.3 to KCS’s Current Report on Form 8-K filed on February 27, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.9.

10.21.10	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2012 Long-Term Incentive Program, filed as Exhibit 10.4 to KCS’s Current Report on Form 8-K filed on February 27, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.10.

10.21.11	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2013 Long-Term Incentive Program, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K filed on February 27, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.11.

10.21.12	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2013 Long-Term Incentive Program, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K filed on February 27, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.12.

10.21.13	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2014 Long-Term Incentive Program, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K filed on February 26, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.13.

10.21.14	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement (Non-United States Employees) under the Kansas City Southern 2008 Stock Option and Performance Award Plan for the 2014 Long-Term Incentive Program, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K filed on February 26, 2014 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.21.14.

10.22	Participation Agreement (KCSR 2008-1), dated as of April 1, 2008, among KCSR, KCSR 2008-1 Statutory Trust (acting through U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee) (“KCSR 2008-1 Statutory Trust”), U.S. Bank Trust National Association (only in its individual capacity as expressly provided therein), MetLife Capital, Limited Partnership (as Owners Participant), Wilmington Trust Company (as Indenture Trustee) and Export Development Canada (as Loan Participant), filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.22.

10.22.1	Equipment Lease Agreement (KCSR 2008-1), dated as of April 1, 2008, between KCSR 2008-1 Statutory Trust (as Lessor) and KCSR (as Lessee), filed as Exhibit 10.3 to KCS’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.22.1.

10.23	Loan and Security Agreement, dated February 26, 2008, between KCSM and Export Development Canada, filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended March 31, 2008, filed on April 24, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.23.

10.24	Loan Agreement, dated as of September 24, 2008, between KCSM and DVB Bank AG, filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended September 30, 2008, filed on October 28, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.24.

10.25	English translation of the Employment Agreement, dated April 20, 2006, between Kansas City Southern de México, S.A. de C.V. and José Guillermo Zozaya Delano, filed as Exhibit 10.4 to KCS’s Form 10-Q for the quarter ended March 31, 2009, filed on April 30, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.25.

10.25.1	English translation of Amendment Agreement to the Individual Indefinite Employment Contract of April 20, 2006, dated May 27, 2009, between KCSM and José Guillermo Zozaya Delano, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on June 2, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.25.1.

10.26	Employment Agreement, dated August 15, 2008, between KCSR and Michael W. Upchurch, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on October 22, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.26.

10.26.1	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Michael W. Upchurch, filed as Exhibit 10.28.1 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.26.1.

10.27	Employment Agreement, dated September 10, 2008, between KCSR and David Starling, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on September 15, 2008 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.27.

10.27.1	Addendum to Employment Agreement, dated June 28, 2010, among KCS, KCSR and David L. Starling, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on June 29, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.27.1.

10.27.2	Amendment to Employment Agreement dated December 17, 2012, between KCSR and David L. Starling, filed as Exhibit 10.29.2 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.27.2.

10.28	Employment Agreement, dated September 28, 2009, between KCSR and Mary K. Stadler, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on October 2, 2009 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.28.

10.28.1	Amendment to Employment Agreement dated December 17, 2012, between KCSR and Mary K. Stadler, filed as Exhibit 10.30.1 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.28.1.

10.29	Settlement Agreement, dated February 9, 2010, between KCSM and Ferrocarril Mexicano S.A. de C.V. (“Ferromex”), Ferrosur S.A. de C.V., Minera Mexico, S.A. de C.V., Infraestructura y Transportes Ferroviarios, S.A. de C.V., Infraestructura y Transportes Mexico, S.A. de C.V., Lineas Ferroviarias de Mexico, S.A. de C.V., Grupo Ferroviario Mexicano, S.A. de C.V., and Grupo Mexico, S.A. B. de C.V., filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended March 31, 2010, filed on April 27, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.29.

10.30	Trackage Rights Agreement, dated February 9, 2010, between KCSM and Ferromex, filed as Exhibit 10.2 to KCS’s Form 10-Q for the quarter ended March 31, 2010, filed on April 27, 2010 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.30.

10.31	Restatement Agreement dated November 21, 2012, by and among KCS, KCSR, certain of their subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties thereto (the “Lenders”) and The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on November 21, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.31.

10.31.1	Second Amended and Restated Credit Agreement dated as of November 21, 2012, by and among KCS, KCSR, as Borrower, certain of their subsidiaries named therein as guarantors, the various financial institutions and other persons from time to time parties thereto as lenders, The Bank of Nova Scotia, as administrative agent and collateral agent for the Lenders, Bank of America, N.A., as syndication agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC as joint lead arrangers and joint bookrunning managers, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on November 21, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.31.1.

10.31.2	Amended and Restated Security Agreement, dated July 12, 2011, by and among KCS, KCSR, certain of their subsidiaries named therein as grantors and The Bank of Nova Scotia, as collateral agent, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on July 13, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.31.2.

10.31.3	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of January 30, 2014, by and among The Kansas City Southern Railway Company (the “Borrower”), Kansas City Southern (the “Parent”), certain subsidiaries of the Borrower and the Parent as guarantors, the various financial institutions party thereto, and the Bank of Nova Scotia, as administrative agent, collateral agent, issuing bank and swing line bank, filed as Exhibit 10.31.3 to this Annual Report on Form 10-K.

10.32	Restatement Agreement dated as of November 29, 2012, by and among Kansas City Southern de México, S.A. de C.V., certain of its subsidiaries named therein as subsidiary guarantors, various financial institutions and other persons from time to time parties (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on November 30, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.32.

10.32.1	Second Amended and Restated Credit Agreement, dated November 29, 2012, by and between Kansas City Southern de México, S.A. de C.V., the various financial institutions and other persons from time to time parties thereto (the “Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith, Incorporated, as joint lead arrangers and joint bookrunners and certain other financial institutions party thereto, filed as Exhibit 10.2 to KCS’s Current Report on Form 8-K, filed on November 30, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.32.1.

10.32.2	Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated as of January 30, 2014, by and among Kansas City Southern de México, S.A. de C.V., certain of its subsidiaries as guarantors, the various financial institutions parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent, issuer and swing line lender, filed as Exhibit 10.32.2 to this Annual Report on Form 10-K.

10.33	Form of Loan Agreement between General Electric Capital Corporation and KCSM, dated September 1, 2011, filed as Exhibit 10.1 to KCS’s Form 10-Q for the quarter ended September 30, 2011, filed on October 21, 2011 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.33.

10.34	Financing Agreement dated as of February 21, 2012, between The Kansas City Southern Railway Company and the United States of America represented by the Secretary of Transportation acting through the Administrator of the Federal Railroad Administration, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K filed on February 22, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.34.

10.35	Employment Agreement dated July 24, 2009, between The Kansas City Southern Railway Company and David R. Ebbrecht, filed as Exhibit 10.1 to KCS’s Current Report on Form 8-K, filed on August 13, 2012 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.35.

10.35.1	Amendment to Employment Agreement dated December 17, 2012, between KCSR and David R. Ebbrecht, filed as Exhibit 10.35.1 to KCS’s Form 10-K for the year ended December 31, 2012, filed on February 4, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.35.1.

10.36	Purchase Agreement, dated April 24, 2013, among KCSR, the Guarantors, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 10.1 to KCS’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.36.

10.37	Purchase Agreement, dated April 24, 2013, among KCSM, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 10.2 to KCS’s Current Report on Form 8-K filed on April 29, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.37.

10.38	Purchase Agreement, dated October 24, 2013, among KCSR, the Guarantors, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 10.1 to KCS’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.38.

10.39	Purchase Agreement, dated October 24, 2013, among KCSM, the Guarantors, JPM, Merrill Lynch and Morgan Stanley, filed as exhibit 10.1 to KCS’s Current Report on Form 8-K filed on October 30, 2013 (File No. 1-4717), is incorporated herein by reference as Exhibit 10.39.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

21.1	Subsidiaries of Kansas City Southern (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K of Kansas City Southern, filed on January 31, 2014).

23.1*	Consent of KPMG LLP.

23.2*	Consent of White & Case LLP (included as part of Exhibit 5.1).
23.3*	Consent of Husch Blackwell LLP (included as part of Exhibit 5.2).

24.1	Powers of Attorney (included on signature pages).

25.1*	Statement of Eligibility of Trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Exchange Agent Agreement.

*	Filed herewith.

Item 22.	Undertakings.

The undersigned registrants hereby undertake:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6) That, for purposes of determining any liability under the Securities Act, each filing of KCS’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

10) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

KANSAS CITY SOUTHERN

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ Michael R. Haverty Michael R. Haverty	Chairman of the Board	April 21, 2014

/s/ David L. Starling David L. Starling	President, Chief Executive Officer and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ Lu M. Córdova Lu M. Córdova	Director	April 21, 2014

/s/ Henry R. Davis Henry R. Davis	Director	April 21, 2014

/s/ Robert J. Druten Robert J. Druten	Director	April 21, 2014

/s/ Terrence P. Dunn Terrence P. Dunn	Director	April 21, 2014

/s/ Antonio O. Garza, Jr. Antonio O. Garza, Jr.	Director	April 21, 2014

/s/ Thomas A. McDonnell Thomas A. McDonnell	Director	April 21, 2014

/s/ Rodney E. Slater Rodney E. Slater	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President and Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ David R. Ebbrecht David R. Ebbrecht	Director	April 21, 2014

/s/ Warren K. Erdman Warren K. Erdman	Director	April 21, 2014

/s/ William J. Wochner William J. Wochner	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

GATEWAY EASTERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ David R. Ebbrecht David R. Ebbrecht	Director	April 21, 2014

/s/ Patrick J. Ottensmeyer Patrick J. Ottensmeyer	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

SOUTHERN DEVELOPMENT COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ Warren K. Erdman Warren K. Erdman	Director	April 21, 2014

/s/ Patrick J. Ottensmeyer Patrick J. Ottensmeyer	Director	April 21, 2014

/s/ William J. Wochner William J. Wochner	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

THE KANSAS CITY NORTHERN RAILWAY COMPANY

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ Patrick J. Ottensmeyer Patrick J. Ottensmeyer	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

TRANS-SERVE, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ Warren K. Erdman Warren K. Erdman	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

KCS HOLDINGS I, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ Patrick J. Ottensmeyer Patrick J. Ottensmeyer	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

KCS VENTURES I, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer and Director (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ Patrick J. Ottensmeyer Patrick J. Ottensmeyer	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

SOUTHERN INDUSTRIAL SERVICES, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ Warren K. Erdman Warren K. Erdman	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

VEALS, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ David R. Ebbrecht David R. Ebbrecht	Director	April 21, 2014

/s/ Warren K. Erdman Warren K. Erdman	Director	April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on April 21, 2014.

PABTEX, INC.

By:	/s/ David L. Starling
Name:	David L. Starling
Title:	President

SIGNATURES AND POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints David L. Starling his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Position	Date

/s/ David L. Starling David L. Starling	President and Director (Principal Executive Officer)	April 21, 2014

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 21, 2014

/s/ Mary K. Stadler Mary K. Stadler	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2014

/s/ David R. Ebbrecht David R. Ebbrecht	Director	April 21, 2014

/s/ Warren K. Erdman Warren K. Erdman	Director	April 21, 2014